UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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GRUBHUB INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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111 W. Washington Street, Suite 2100

Chicago, Illinois 60602

April 11, 2019

Dear Fellow Stockholder:

You are cordially invited to attend the Grubhub Inc. 2019 Annual Meeting of Stockholders on Tuesday, May 21, 2019 at 8:00 a.m. (Central Time). The annual meeting will be held at the offices of Kirkland & Ellis LLP, located at 300 North LaSalle Street, Chicago, Illinois 60654. Our Board of Directors has fixed the close of business on March 29, 2019 as the record date for determining those stockholders entitled to notice of, and to vote at, the annual meeting and any adjournments thereof.

The Notice of Annual Meeting and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted at the annual meeting, including proposals for the election of directors, ratification of the appointment of Crowe LLP as our independent registered public accounting firm, an advisory vote to approve the compensation of our named executive officers, and the approval of an amendment to the Grubhub Inc. 2015 Long-Term Incentive Plan.

Our Board of Directors recommends that you vote FOR each of the proposals described in the Proxy Statement.

Your vote is very important. Please vote your shares promptly, whether or not you expect to attend the annual meeting in person. You may vote by Internet, as well as by telephone, or, if you requested printed proxy materials, by mailing a proxy or voting instruction card. If you attend the annual meeting, you may vote in person, even if you previously submitted your vote.

On behalf of our Board of Directors, we thank you for your continued support of Grubhub.

Sincerely,

Matthew Maloney Chief Executive Officer

111 W. Washington Street, Suite 2100

Chicago, Illinois 60602

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2019

Dear Grubhub Stockholder:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Grubhub Inc. (the “Company”), a Delaware corporation, will be held on Tuesday, May 21, 2019 at 8:00 a.m. CDT, at the offices of Kirkland & Ellis LLP, located at 300 North LaSalle Street, Chicago, Illinois 60654, for the following purposes, as proposed by our Board of Directors:

1.

To elect David Fisher, David Habiger and Linda Johnson Rice as Class II directors to serve until the 2022 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified or until their earlier resignation, death or removal;

2.	To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;
3.	To approve, by advisory vote, the compensation of our named executive officers;
4.	To approve an amendment to the Grubhub Inc. 2015 Long-Term Incentive Plan; and
5.	To transact such other business as may properly be raised at the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 29, 2019 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and to submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received printed proxy materials, on the enclosed proxy card.

By Order of the Board of Directors,

Margo Drucker
SVP, General Counsel and Secretary

Chicago, Illinois
April 11, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 21, 2019:

The Proxy Statement and the 2018 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, are available at http://www.proxyvote.com. We expect the proxy materials to be mailed and/or made available to each stockholder entitled to vote on or before April 11, 2019.

i

GRUBHUB INC.

111 W. Washington Street, Suite 2100

Chicago, Illinois 60602

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

MAY 21, 2019

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING OF STOCKHOLDERS

Why am I receiving these materials?

These proxy materials are being furnished to you in connection with the solicitation by the Board of Directors (the “Board”) of Grubhub Inc. (“Grubhub,” the “Company,” “we,” “us” or “our”) of proxies to be voted at our Annual Meeting of Stockholders (the “Annual Meeting”) or at any adjournment or postponement thereof. The Annual Meeting will be held on Tuesday, May 21, 2019 at 8:00 a.m. CDT, at the offices of Kirkland & Ellis LLP, located at 300 North LaSalle Street, Chicago, Illinois 60654. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we sent out a Notice of Internet Availability of Proxy Materials on or before April 11, 2019 and provided access to the proxy materials over the Internet on or before that date, to the holders of record and beneficial owners of our common stock at the close of business on March 29, 2019 (the “Record Date”).

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders (other those who previously requested paper copies) on or before April 11, 2019. The Notice of Internet Availability of Proxy Materials contains instructions on how to (i) access and view the proxy materials over the Internet, (ii) vote and (iii) request a paper or electronic copy of the proxy materials. In addition, if you received paper copies of our proxy materials and wish to receive all future proxy materials, proxy cards and annual reports electronically, please follow the electronic delivery instructions on www.proxyvote.com. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce both costs and the environmental impact of the Annual Meeting.

What am I being asked to vote on?

You are being asked to vote, either in person or by proxy, on the following items:

•

the election of three Class II directors to serve until the 2022 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified or until their earlier resignation, death or removal;

•	the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;
•	the approval, by advisory vote, of the compensation of our named executive officers, which is commonly referred to as the “say-on-pay” vote; and
•	the approval of an amendment to the Grubhub Inc. 2015 Long-Term Incentive Plan.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting or at any adjournments or postponements thereof.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by proxies will be voted, and our Board recommends that you vote, as follows:

•	“FOR” the election of each of the Class II director nominees;
•	“FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;
•	“FOR” approval of the compensation of our named executive officers; and
•	“FOR” approval of the amendment to the Grubhub Inc. 2015 Long-Term Incentive Plan.

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is March 29, 2019. You are entitled to vote at the Annual Meeting only if you were a Grubhub stockholder at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. On each matter to be voted on at the Annual Meeting, you are entitled to one vote for each share of common stock held as of the Record Date. Stockholders have no right to cumulative voting as to any matter, including the election of directors. At the close of business on the Record Date, there were 91,074,285 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting.

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a Grubhub stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. In order to attend the Annual Meeting, you must present a valid, government-issued photo identification, such as a driver’s license or passport. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you must provide the foregoing identification as well as a valid proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

If you requested to receive printed proxy materials, please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card. If you are voting by telephone or Internet, please indicate whether you plan to attend if prompted.

If you are unable to attend in person, you can listen to a live webcast of the Annual Meeting. For additional information, see “I am unable to attend the Annual Meeting in person. Can I listen to the meeting via webcast?” below.

I am unable to attend the Annual Meeting in person. Can I listen to the meeting via webcast?

As an alternative to attending the Annual Meeting in person, you may listen to a live webcast of the Annual Meeting. To do so, go to http://investors.grubhub.com on May 21, 2019 just prior to 8:00 a.m. CDT, select the “Events” icon and select the appropriate link. The Annual Meeting webcast will be available on our website for a limited time after the meeting. Please note that if you listen to the Annual Meeting by live webcast, the shares of stock you own will not be voted or deemed present at the meeting unless you submitted a proxy by mail, Internet or telephone prior to the Annual Meeting.

How many shares must be present or represented to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum. If a quorum is not present at the Annual Meeting, no business can be transacted at that time, and the meeting will be continued, adjourned or postponed to a later date. A stockholder’s instruction to “withhold” authority, abstentions and broker non-votes will be counted as present for purposes of determining quorum. See “What is a ‘broker non-vote’?” and “What is an abstention and how will votes withheld and abstentions be treated?” below for an explanation of broker non-votes, abstentions and votes withheld.

What is the difference between a “stockholder of record” and a “street name” holder?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered, with respect to those shares, a “stockholder of record.” If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, you are considered the beneficial owner of shares held in “street name.”

How do I vote if I am a stockholder of record?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting. If you are a stockholder of record, there are three ways to vote by proxy:

•	By Internet: You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card;
•	By Telephone: You can vote by telephone by calling toll-free 1 (800) 690-6903 and following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card; or
•	By Mail: You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

The Internet and telephone voting facilities for eligible stockholders of record will close at 10:59 p.m. CDT on Monday, May 20, 2019. The giving of a telephonic or Internet proxy will not affect your right to vote in person at the Annual Meeting should you choose to attend. If you choose to attend the Annual Meeting, you will have the ability to change your vote.

How do I vote if my shares are held in “street name”?

If your shares are held in street name through a broker, bank, trustee or nominee, you will receive instructions on how to vote from your broker, bank, trustee or nominee. You must follow those instructions in order for your shares to be voted. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may change your vote or revoke your proxy at any time prior to the final vote at the Annual Meeting by:

•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);
•	providing written notice of revocation to our Secretary at Grubhub Inc., 111 W. Washington Street, Suite 2100, Chicago, Illinois 60602, prior to or at the Annual Meeting; or
•	attending the Annual Meeting and voting in person.

Your most recent proxy submitted by proxy card, Internet or telephone is the one that is counted. Your attendance at the Annual Meeting by itself will not automatically revoke your proxy.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

How many votes are needed to approve each proposal?

The following table summarizes the votes needed to approve each proposal, the effect of withhold votes/abstentions and whether broker discretionary voting is permitted.

Proposal	Vote Required	Withheld Votes/Abstentions Counted as a “No” Vote?	Discretionary Vote Allowed?
Election of directors	Plurality	No	No
Ratification of the appointment of independent registered public accounting firm	Majority	No	Yes
Advisory vote on named executive officer compensation	Majority	No	No
Approval of the amendment to the Grubhub Inc. 2015 Long-Term Incentive Plan	Majority	No	No

Under our amended and restated bylaws, directors are elected by a plurality of the votes cast for each such director by holders of our shares of common stock present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. A “plurality” means that the three director nominees receiving the highest number of “FOR” votes from holders of our shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be elected. Votes “withheld” and broker non-votes will have no effect on the outcome of the election of directors.

Also under our amended and restated bylaws, any matter other than the election of directors is decided by the vote of a “majority” of votes cast by holders of our shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Any matter or proposal for which the vote required is a “majority” will be approved if the votes cast “FOR” such proposal exceed the number of votes cast “AGAINST” such proposal. Abstentions and broker non-votes will not affect the outcome of such votes, because abstentions and broker non-votes are not considered to be votes cast under our amended and restated bylaws.

What is a “broker non-vote”?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under New York Stock Exchange (“NYSE”) rules.

If you are a beneficial owner whose shares are held of record by a broker, your broker has “discretionary voting” authority under NYSE rules to vote your shares on “routine” matters, such as the ratification of Crowe LLP as our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority absent specific instructions from you to vote on the following “non-routine” matters: the election of directors, the advisory vote on the compensation of our named executive officers, and the approval of the amendment to the Grubhub Inc. 2015 Long-Term Incentive Plan. If you do not vote on non-routine matters, a broker non-vote will occur and your shares will not be voted on these matters.

What is an abstention and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of our independent registered public accounting firm, the advisory vote on the compensation of our named executive officers, and the approval of the amendment to the Grubhub Inc. 2015 Long-Term Incentive Plan, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions, though counted for the purposes of determining a quorum, will not be counted as votes cast and therefore will have no effect on the outcome of any of the proposals.

Who will count the votes?

Broadridge Financial Services, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one proxy card to Broadridge on behalf of all its clients. Brandt Kucharski, our Controller, will serve as Inspector of Elections at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and will report the final voting results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days of the Annual Meeting.

What if I return a proxy card but do not make specific choices?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated both on page 2 of this Proxy Statement, as well as with the description of each proposal in this Proxy Statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named in the proxy card will vote your shares in accordance with their best judgment.

Who pays for the expenses of solicitation?

Our Board is soliciting your proxy on behalf of the Company. The Company pays for the costs of the distribution of the proxy materials and solicitation of proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses for forwarding proxy and solicitation materials to our stockholders. Our directors, officers and employees may also solicit proxies on our behalf in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. While we have chosen not to engage the services of a proxy solicitor to aid in the solicitation of proxies and verify records relating to the solicitation at this time, should we decide to do so, we will bear all costs of such solicitation.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, that means your shares are registered in more than one name or are registered in different accounts. In order to vote all of the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards or Notice of Internet Availability of Proxy Materials you receive.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

In accordance with our certificate of incorporation, the Board is divided into three classes with staggered, three-year terms. Each class consists, as nearly as possible, of one-third of the total number of directors. The Board presently has ten members. There are three Class II directors whose term of office expires at the 2019 Annual Meeting, David Fisher, David Habiger and Linda Johnson Rice, all of whom the Nominating and Corporate Governance Committee recommended, and our Board nominated, for election at the Annual Meeting. If elected at the Annual Meeting, each of Messrs. Fisher and Habiger and Ms. Johnson Rice will serve until the 2022 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until his or her death, resignation or removal.

The Board is not aware that any nominee will be unwilling or unable to serve as a director. All nominees have consented to be named in the Proxy Statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes us to vote for a replacement nominee if the Board names one. As an alternative, the Board may reduce the number of directors to be elected at the meeting. Proxies may not be voted for a greater number of persons than the nominees presented.

A brief biography of each director nominee and each director whose term will continue after the Annual Meeting is set forth below under “Information Regarding Director Nominees and Current Directors.” The biographies below include information regarding specific experience, qualifications, attributes or skills of each director nominee or director that led the Nominating and Corporate Governance Committee to determine that such individual should serve as a member of the Board as of the date of this Proxy Statement.

Vote Required

The proposal regarding the election of directors requires the approval of a plurality of votes cast by holders of shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Votes withheld or “broker non-votes” will have no effect on the outcome of the vote on this proposal.

The Board of Directors unanimously recommends a vote “FOR” the election of each of David Fisher, David Habiger and Linda Johnson Rice as Class II directors.

INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS

Nominees for Election to a Three-Year Term Expiring at the 2022 Annual Meeting of Stockholders (Class II Directors)

David Fisher.  David Fisher, 49, has served on our Board since August 8, 2013 (the “Merger Date”), the date of the business combination (the “Merger”) of Grubhub Holdings Inc. (“Grubhub Holdings”), Seamless Holdings Corporation (“Seamless Holdings”) and Seamless North America, LLC (together with Seamless Holdings, “Seamless”). From June 2012 until the Merger Date, Mr. Fisher served on the board of directors of Grubhub Holdings. Mr. Fisher has served as Chief Executive Officer and President of Enova International, Inc. (“Enova”) (ENVA), a provider of online financial services, since January 2013, and as Chairman of Enova since November 2014. From September 2011 to March 2012, Mr. Fisher served as Chief Executive Officer of optionsXpress Holdings, Inc. (“optionsXpress”), a retail online brokerage firm, and as Senior Vice President of Charles Schwab Corporation following its acquisition of optionsXpress. From October 2007 to September 2011, Mr. Fisher served as Chief Executive Officer of optionsXpress, from March 2007 to October 2007, as its President, and, from August 2004 to March 2007, as its Chief Financial Officer. Prior to joining optionsXpress, Mr. Fisher served as the Chief Financial Officer of Potbelly Sandwich Works from 2001 through 2004, of RBC Mortgage from 2000 through 2001 and of Prism Financial from December 1998 through January 2001. Mr. Fisher currently serves on the board of directors, compensation committee and audit committee of Innerworkings, Inc., a global print management provider. He also serves on the board of directors of two private companies, Roti Modern Mediterranean, the restaurant chain and FRISS, a provider of software solutions to insurance companies. Mr. Fisher also serves on the Board of Trustees of the Museum of Science and Industry in Chicago. Mr. Fisher holds a B.S. in Finance from the University of Illinois at Urbana-Champaign and a J.D. from Northwestern University School of Law.

We believe Mr. Fisher is qualified to serve as a member of our Board because of his valuable managerial, accounting and financial reporting experience and the insights he brings as a chief executive officer of a public company, a former chief financial officer for a number of companies and a member of the board of directors of public companies.

David Habiger.  David Habiger, 50, has served on our Board since October 2016. Since March 2018, Mr. Habiger has served as President and CEO of J.D. Power, a market research and data analytics company. Mr. Habiger previously served as CEO of Textura Corporation, a software company focused on construction management, from April 2015 through its sale to Oracle in June 2016. Mr. Habiger has been a Senior Advisor with Silver Lake and a Venture Partner with Pritzker Group since 2013. From July 2011 until its sale to Cisco Systems in August 2012, Mr. Habiger served as the CEO of NDS Group Ltd., a provider of video software and content security solutions. From 2005 until its sale to Rovi Corporation in 2011, Mr. Habiger served as President and CEO of Sonic Solutions, a digital media software company. Mr. Habiger currently serves on the boards of directors of Echo Global Logistics, Inc., a provider of technology-enabled transportation and supply chain management solutions, Control4 Corporation, a provider of personalized, smart home solutions, Stamps.com, a postage company, and Xperi Corporation, an intellectual property licensing company. Mr. Habiger also serves on the boards of directors of several private companies. During the past five years, Mr. Habiger served as a member of the board of directors of Enova, Immersion Corporation, RealD, Inc., DTS, Inc. and Textura Corporation. Mr. Habiger received a B.B.A. in business administration from St. Norbert College and an M.B.A. from the University of Chicago.

The Board believes Mr. Habiger’s qualifications to serve on our Board include his executive leadership experience as the chief executive officer of several companies, his service as a director on other public company boards and his experience and knowledge of the technology industry.

Linda Johnson Rice.  Linda Johnson Rice, 61, has served on our Board since October 2016. Ms. Rice is the Chairman and CEO of Johnson Publishing Company, LLC, which owns an archive of four million photographs featured in EBONY and Jet magazines, 200 works of art by African-American artists and Fashion Fair Cosmetics, a global prestige brand for women of color. Ms. Johnson Rice is also Chairman Emeritus and a member of the board of EBONY Media Holdings, the parent company for the EBONY and Jet brands, and Chairman Emeritus of EBONY Media Operations, which publishes EBONY and Jet magazines. Ms. Rice is a member of the board of directors, the nominating and corporate governance committee and the finance committee of Omnicom Group Inc., a global network of marketing communications companies. She also serves on the board of directors of Tesla, Inc. Ms. Rice is a Trustee at the Art Institute of Chicago, President of the Chicago Public Library board of directors, a founding member of the Council of the National Museum of African American History and Culture, and a member of the board of After School Matters, Northwestern Memorial Corporation. Within the past five years, she served on the board of directors of Kimberly-Clark Corporation and the United Negro College Fund. She also has extensive leadership experience with not-for-profit organizations. Ms. Rice received a B.A. in Journalism from the University of Southern California’s Annenberg School for Communication and an M.B.A. from Northwestern University’s Kellogg School of Management.

We believe Ms. Rice is qualified to serve on our Board because of her extensive leadership experience, her extensive knowledge and acute understanding of advertising and brand management and consumer businesses developed during her tenure at Johnson Publishing and her service as a director on other public company boards.

Class III Directors Continuing in Office Until the 2020 Annual Meeting of Stockholders

Lloyd Frink.  Lloyd Frink, 54, has served on our Board since December 2013. Mr. Frink is co-founder of Zillow, Inc., an online real estate marketplace, which, upon Zillow’s merger with Trulia, Inc. in February 2015, became a wholly-owned subsidiary of Zillow Group, Inc. Mr. Frink has served as President and a member of the board of directors of Zillow Group, Inc. (and, prior to the merger, Zillow, Inc.) since February 2005. In addition, he has served as Executive Chairman of the board of directors since February 2019, and before that, he served as Vice Chairman from March 2011 to February 2019. Mr. Frink previously served as Zillow, Inc.’s Vice President from December 2004 to February 2005, as its Treasurer from December 2009 to March 2011, and as its Chief Strategy Officer from September 2010 to March 2011. From 1999 to 2004, Mr. Frink was at Expedia, Inc., where he held many leadership positions, including Senior Vice President, Supplier Relations, in which position he managed the air, hotel, car, destination services, content, merchandising and partner marketing groups from 2003 to 2004. Mr. Frink holds an A.B. in Economics from Stanford University.

We believe Mr. Frink is qualified to serve on our Board because of his extensive background and experience with Internet-based companies, including experience in marketing products to consumers through the Internet.

Girish Lakshman. Girish Lakshman, 55, has served on our Board since March 2015. From September 2015 until May 2017, he served as President, Fulfillment – Supply Chaining and Sourcing of Sears Holdings Corporation, a leading integrated retailer. From July 1999 until August 2014, Mr. Lakshman worked in various capacities as part of the e-logistics strategy team at Amazon.com, Inc., the online retailer. Most recently, from May 2006 until August 2014, he was Amazon’s Vice President, Worldwide Transportation Strategy and Technology where he managed multi-disciplinary functions in transportation, including interfacing with global supply chain and fulfillment centers. Prior to Amazon, Mr. Lakshman managed the enterprise resource-planning group for the wire products division at Leggett and Platt. Mr. Lakshman has also worked in India in the electrochemical and automobile industries. Mr. Lakshman serves as a member of the board of directors of Ecom Express Private Limited, an end-to-end logistics solutions provider to the Indian e-commerce industry. Mr. Lakshman is on the advisory board of the Master of Supply Chain Transportation and Logistics program at University of Washington. Mr. Lakshman holds a B.S. in Mechanical Engineering from Osmania University, India.

We believe Mr. Lakshman is qualified to serve on our Board because of his background and extensive experience with e-commerce and logistics.

Keith Richman.  Keith Richman, 46, has served on our Board since February 2016. Mr. Richman is currently a co-founder of Voi Technology, a leading European based mobility company. From October 2013 until October 2018, he served as the President of DEFY Media, a creator, distributor and owner of millennial-focused digital content. In November 2018, DEFY Media ceased operations and its remaining assets were placed in receivership in the State of California. From 2005 until October 2013, Mr. Richman served as the co-founder and CEO of Break Media, a digital media company, until the company merged with Alloy Digital. Prior to Break Media, he was the co-founder and vice president of OnePage, which was acquired by Sybase in 2002, and co-founder and director of business development for Billpoint Inc., which was acquired by eBay in 1999. Previously, he was a Business Development Manager at Excite and Classifieds2000, as well as Director of Corporate Planning at the Walt Disney Company, where he focused on consumer products, cable and emerging media. Mr. Richman also serves on the board of directors of Vostok New Ventures, an investment company. Mr. Richman received a B.A. in International Relations and M.A. in International Policy from Stanford University.

We believe Mr. Richman is qualified to serve on our Board because of his extensive experience as an entrepreneur and executive in digital media, including significant experience in digital advertising, mobile and emerging technologies.

Arthur Francis Starrs, III. Arthur Francis Starrs, III, 42, has served on our Board since April 2018. Mr. Starrs has served as President of Pizza Hut U.S. since April 2016, and prior to that served as General Manager (from October 2015 through April 2016), Chief Financial Officer (from January 2014 to October 2015) and Vice President of Business Analysis and Financial Planning (from August to December of 2013). From March 2005 to July 2013, Mr. Starrs served as Chief Financial Officer of Rave Cinemas, a movie theater brand. From September 1998 to December 2004, Mr. Starrs worked at the investment bank Wasserstein Perella & Co./Dresdner Kleinwort Wasserstein. Mr. Starrs holds an A.B. in economics from Princeton University.

We believe Mr. Starrs is qualified to serve on our Board because of his executive leadership experience and his extensive experience in the restaurant industry.

Class I Directors Continuing in Office Until the 2021 Annual Meeting of Stockholders

Katrina Lake.  Katrina Lake, 36, has served on our Board since December 2015. She is the founder and CEO of Stitch Fix, a personal styling-based e-commerce company which was founded in February of 2011 while she was a student at Harvard Business School. From June 2010 until September 2010, Ms. Lake managed the blogger platform at Polyvore, the social commerce company. From September 2007 until August 2009, Ms. Lake was an associate at Leader Ventures, a provider of venture loans to venture equity-backed companies. From September 2005 until September 2007, Ms. Lake worked at The Parthenon Group, a strategy consulting firm, where she consulted with a variety of e-commerce and traditional retailers. Ms. Lake currently serves on the board of directors of the beauty brand Glossier. Ms. Lake holds a B.A. in economics from Stanford University and an M.B.A. from Harvard Business School.

We believe Ms. Lake is qualified to serve on our Board because of her strategic insights as a start-up founder and CEO, her background in data analytics and her extensive experience in e-commerce.

Matthew Maloney.  Mr. Maloney, 43, has served as our Chief Executive Officer and a member of our Board since the Merger Date, and as our President from August 2015 to January 2018. Prior to the Merger, Mr. Maloney served as Chief Executive Officer and a member of the board of directors of Grubhub Holdings, a company he co-founded in 2004. Mr. Maloney led Grubhub Holdings through five rounds of investment funding, the acquisition of DotMenu, the Merger and our initial public offering in April 2014 (the “IPO”). Mr. Maloney currently serves as an advisory board member for The University of Chicago Booth School of Business Polsky Center for Entrepreneurship. He is a member of ChicagoNEXT, an organization dedicated to driving growth and opportunity in the Chicago business community, and serves on the Board of Trustees of the Museum of Science and Industry in Chicago. He served on the board of directors of Merge Healthcare Incorporated, a provider of enterprise imaging software solutions, from August 2012 until Merge Healthcare was acquired by IBM in October 2015. Mr. Maloney holds a B.A. from Michigan State University and an M.B.A. and MSCS from the University of Chicago.

We believe that Mr. Maloney is qualified to serve as a member of our Board because of his perspective and experience as a co-founder of Grubhub Holdings, his technology development experience and his strategic insight into the Company, gained from his role as Chief Executive Officer.

Brian McAndrews.  Brian McAndrews, 60, has served on our Board since the Merger Date. From October 2011 until the Merger Date, Mr. McAndrews served on the board of directors of Seamless. Mr. McAndrews has served as a Senior Advisor to Spectrum Equity, a private equity firm, since September 2016. Mr. McAndrews served as Chief Executive Officer, President and Chairman of Pandora Media, Inc. (“Pandora”), an Internet radio provider, from September 2013 to March 2016. Mr. McAndrews served as a venture partner of Madrona Venture Group, LLC, a venture capital firm, from 2012 to September 2013, and as a Managing Director of Madrona from 2009 to 2011. From August 2007 to December 2008, Mr. McAndrews served as Senior Vice President, Advertiser and Publisher Solutions of the Microsoft Corporation. From 1999 to 2007, Mr. McAndrews served as CEO of aQuantive, a digital marketing services and technology company acquired by Microsoft in 2007. Mr. McAndrews is a member of the board of directors, the nominating and corporate governance committee and the technology and innovation committee (as Chair) of the New York Times Company, a multimedia news and information company, a member of the board of directors, audit committee and compensation committee of Teladoc, Inc., a leading telehealth provider and a member of the board of directors and nominating and corporate governance committee of Frontdoor (a provider of home service plans). He also serves on the boards of directors of PicMonkey (a portfolio company of Spectrum Equity), The Wine Group and Amplero. Mr. McAndrews is the Chair of the board of directors of United Way of King County. Within the past five years, he served on the board of directors of Placed Inc. Mr. McAndrews holds an A.B. in Economics from Harvard College and an M.B.A. from the Stanford Graduate School of Business.

We believe that Mr. McAndrews is qualified to serve as a member of our Board because of his deep digital experience gained through his experience as a chief executive officer of public companies in the technology industry, as well as his private and public company director experience. His background in both traditional and digital media has also given him an understanding of digital advertising, mobile and the integration of emerging technologies, which is highly valued by the Company and our Board as the Company continues to expand its business.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Leadership Structure

We currently separate the roles of Chief Executive Officer and Chair of the Board. The Board has determined that having an independent director serve as Chair of the Board is in the best interests of our stockholders at this time. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. The Board conducts an annual review to determine whether it and its committees are functioning effectively and recognizes that, depending on the circumstances, other leadership models might be appropriate.

Director Independence

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has affirmatively determined that, with the exception of our CEO, Matthew Maloney, each of the current directors and director nominees does not, and each other director that served during 2018 did not, have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is “independent” (as that term is defined under the applicable rules and regulations of the SEC and the NYSE listing standards). Our Board has also determined that each member of the Audit Committee is independent for purposes of serving on our Audit Committee, as determined in accordance with applicable NYSE listing standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, our Board has determined that each member of the Compensation Committee is independent for purposes of serving on our Compensation Committee, as determined in accordance with applicable NYSE listing standards and Rule 10C promulgated under the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances the Board deemed relevant in determining independence, including the beneficial ownership of our common stock by each non-employee director, and the transactions involving them, if any, described in the section entitled “Certain Relationships and Related Person Transactions.”

Meetings of the Board and the Committees of the Board

Our Board met four times during the last fiscal year. The Audit Committee met eight times, the Compensation Committee met four times and the Nominating and Corporate Governance Committee met two times. During 2018, each Board member attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he or she served, in each case during the periods that he or she served.

We do not currently have a policy requiring directors to attend our annual meetings. Six of our ten then-current directors attended our 2018 Annual Meeting of Stockholders.

Executive Sessions of the Board

Our non-management directors regularly hold executive sessions of the Board without management present. Brian McAndrews, the independent Chair of the Board, presides at the executive sessions of the independent directors.

Board and Committee Self-Evaluations

Each of the Board and its committees conducts a self-evaluation at least annually to determine whether it and its committees are functioning effectively. These evaluations consider the performance of the Board or the committee, as the case may be, as a unit. The Nominating and Corporate Governance Committee oversees this evaluation process. Each committee reports the results of its self-evaluation to the Nominating and Corporate Governance Committee or the Board, as appropriate. Agreed upon improvements are implemented as applicable.

Committees of the Board

Our Board currently has three standing committees. The current composition and responsibilities of each of the committees is described below. Members will serve on these committees until their resignation or until otherwise determined by our Board. Each of our Board committees operates under a written charter adopted by the Board. The committee charters are available on the Investor Relations section of our website at http://investors.grubhub.com/investors/governance/overview.

Director(1)	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
David Fisher	✓
Lloyd Frink	✓
David Habiger	✓
Linda Johnson Rice	✓			(2)
Katrina Lake	✓
Girish Lakshman	✓
Keith Richman	✓
Brian McAndrews	✓

= Chair

= Member

= Audit Committee Financial Expert

(1) Excludes Mr. Maloney, who has not been deemed an independent director in view of his service as the CEO of the Company. Also excludes Mr. Starrs, who has been deemed an independent director, but who does not presently serve on any committees.

(2) Ms. Johnson Rice was appointed Chair of the Nominating and Corporate Governance Committee effective January 1, 2019. For calendar year 2018, Mr. McAndrews served as Chair.

Audit Committee

Our Audit Committee is currently composed of Messrs. Fisher, Habiger and Lakshman and Ms. Lake, with Mr. Fisher serving as Chair. The composition of our Audit Committee meets the requirements for independence under applicable NYSE listing standards and SEC rules and regulations, including Rule 10A-3 promulgated under the Exchange Act. Each member of our Audit Committee meets the financial literacy requirements of NYSE listing standards. In addition, our Board has determined that each of Mr. Fisher and Mr. Habiger is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K under the Exchange Act.

Our Audit Committee, among other things:

•	selects a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helps to ensure the independence and performance of the independent registered public accounting firm;
•

discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with management and the independent registered public accounting firm, our interim and year-end results of operations;

•	develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviews our policies on risk assessment and risk management;
•	reviews related party transactions;
•

obtains and reviews a report by the independent registered public accounting firm at least annually that describes our internal control procedures, any material issues with such procedures, and any steps taken to deal with such issues; and

•

pre-approves (or, as permitted, approves) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of NYSE.

Audit Committee Report

The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2018. The Audit Committee has discussed with Crowe LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from Crowe LLP required by the applicable PCAOB requirements for the independent accountant communications with audit committees concerning auditor independence, and has discussed the independence of Crowe LLP with that firm. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

Respectfully submitted by the Members of the Audit Committee:

David Fisher, Chair

David Habiger

Katrina Lake

Girish Lakshman

Compensation Committee

Our Compensation Committee is currently composed of Messrs. Fisher, Frink and Habiger, with Mr. Frink serving as Chair. The composition of our Compensation Committee meets the requirements for independence under applicable NYSE listing standards and SEC rules and regulations, including Exchange Act Rule 10C-1. Each member of the Compensation Committee is also a non-employee director, as defined pursuant to Exchange Act Rule 16b-3, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code (the “Code”). The purpose of the Compensation Committee is to discharge the responsibilities of our Board relating to the compensation of our executive officers.

Our Compensation Committee, among other things:

•	reviews, approves and determines, or makes recommendations to our Board regarding, the compensation of our executive officers;
•	administers our stock and equity incentive plans;
•	reviews and approves and makes recommendations to our Board regarding incentive, equity-based and other compensatory plans; and
•	establishes and reviews general policies relating to compensation and benefits of our employees.

Our Compensation Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE.

Our Compensation Committee may delegate its authority to one or more subcommittees, consisting of one or more of its members, when the Compensation Committee deems it appropriate to do so to carry out its responsibilities.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2018, Messrs. Fisher, Frink (Chair) and Habiger served on our Compensation Committee. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2018, and no member of the Compensation Committee was formerly an officer of the Company or any of its subsidiaries or was a party to any related party transaction required to be disclosed under Item 404(a) of Regulation S-K. During fiscal year 2018, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the Board or Compensation Committee of the Company.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is currently composed of Messrs. McAndrews and Richman and Ms. Johnson Rice, with Ms. Johnson Rice serving as Chair. The composition of our Nominating and Corporate Governance Committee meets the applicable requirements for independence under NYSE listing standards and SEC rules and regulations.

Our Nominating and Corporate Governance Committee, among other things:

•	identifies, evaluates and selects, or makes recommendations to the Board regarding, nominees for election to our Board of Directors and its committees;
•	evaluates the performance of the Board and of individual directors;
•	considers and makes recommendations to the Board regarding the composition of the Board and its committees;
•	reviews developments in corporate governance practices;
•	evaluates the adequacy of our corporate governance practices and reporting; and
•	develops and makes recommendations to the Board regarding corporate governance guidelines and matters.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of the NYSE.

Procedure for Nominating Directors

The Board has delegated to the Nominating and Corporate Governance Committee the responsibility of identifying suitable candidates for nomination to our Board (including candidates to fill any vacancies that may occur) and assessing candidate qualifications in light of the policies and principles in our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee charter. The Nominating and Corporate Governance Committee has not adopted a written policy regarding stockholder nominations for directors because, in accordance with our amended and restated bylaws, the Nominating and Corporate Governance Committee will consider stockholder nominations for directors (see the section entitled “Stockholder Proposals” below). We did not receive any stockholder nominations or recommendations for any director in connection with the Annual Meeting.

The Nominating and Corporate Governance Committee will recommend prospective director candidates for the Board’s consideration, including those nominated by stockholders, and review the prospective candidates’ qualifications with the Board. The Board retains the ultimate authority to nominate a candidate for election by the stockholders as a director or to fill any vacancy that may occur. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence, factors relating to the composition of the Board (including its size and structure), principles of diversity and the needs of the Board. The Nominating and Corporate Governance Committee is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which new director candidates are selected. The Nominating and Corporate Governance Committee evaluates each director’s performance based on the same factors it uses to determine new director qualifications.

The Nominating and Corporate Governance Committee’s objective is to recommend a group that can best ensure the continuing success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience and perspectives. This multifaceted director nomination and evaluation process has ensured that the Board remains comprised of highly qualified directors with expertise relevant to the Company, including experience in e-commerce, logistics, data analytics and emerging technologies, and with an appropriate mix of tenure. The Board continues to evaluate the composition of the Board and the qualifications and expertise of its directors and has, at times, retained a third-party search firm to assist the committee in identifying director candidates.

Code of Ethics and Corporate Governance Guidelines

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, including those officers responsible for financial reporting. We have also adopted Corporate Governance Guidelines, which, in conjunction with our certificate of incorporation, bylaws and charters of the committees of the Board, form the framework for our corporate governance. Both our Code of Business Conduct and Ethics and our Corporate Governance Guidelines are available on our website at http://investors.grubhub.com. As required by law and in accordance with the requirements of Item 5.05 of Current Report on Form 8-K, we intend to disclose on our website any amendments to our Code of Business Conduct and Ethics as well as any waivers of its requirements.

Prohibition against Hedging and Pledging Transactions

Pursuant to our insider trading policies, short sales of the Company’s securities are prohibited. This prohibition also applies to any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities. In addition, pursuant to our insider trading policies, pledging of our securities as collateral for a loan (or modifying an existing pledge) is not permitted without the prior approval of the Audit Committee.

Board’s Role in Risk Oversight

The Board is engaged in risk management oversight. At the present time, our Board has not established a separate committee to facilitate its risk oversight responsibilities, but expects to continue to monitor and assess whether such a committee would be appropriate. Management is responsible for assessing risk and for day-to-day risk management activities. Our Board executes its oversight for risk assessment and risk management both by acting directly and through its committees. More specifically, the Audit Committee assists the Board in its oversight of risk management and the process established to identify, measure, monitor, and manage risks, in particular but among others, major financial risks, and compliance with legal and regulatory requirements. The Compensation Committee assesses risks arising from our compensation policies and practices. Our Board receives regular reports from management, as well as from the Audit Committee and Compensation Committee, regarding relevant risks and the actions taken by management to address them.

Cybersecurity Risk Oversight

We are committed to protecting our systems, networks, data and confidential information. To that end, we employ security practices to protect and maintain our systems and networks, we invest in intrusion, anomaly, and vulnerability detection tools, we conduct penetration testing and we engage third-party security firms to test the security of our websites and systems.  In addition, we regularly evaluate and assess our systems and the controls to protect those systems.

Our Information Security team is responsible for leading our cybersecurity program.  Our Chief Information Security Officer leads this team and reports directly to our Chief Executive Officer. Our Chief Information Security Officer regularly provides updates to management on the state of our cybersecurity program and on cybersecurity matters and also reports to the Board on the same.

Yum Investment Agreement

On February 7, 2018, the Company entered into an Investment Agreement (the “Investment Agreement”) with Yum Restaurant Services Group, LLC, a wholly owned subsidiary of Yum! Brands, Inc. (the “Investor”). Pursuant to the terms of the Investment Agreement, so long as the Investor and its affiliates beneficially own at least 50% of the shares acquired pursuant to the Investment Agreement, and meet certain other conditions, the Investor has the right to designate one person for election to the Board. Mr. Starrs was appointed to the Board in connection with the Investment Agreement. Mr. Starrs receives compensation from the Investor in connection with his position as President of Pizza Hut U.S., $200,000 of which compensation is for his service as a director of the Company as the Investor’s designee. Mr. Starrs does not receive any compensation from the Company in his capacity as a director.

DIRECTOR COMPENSATION

The following table details certain information with respect to the compensation of each of our non-employee directors for the fiscal year ended December 31, 2018.

Director Compensation Table for the Year Ended December 31, 2018

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2)(3) ($)	Option Awards(2)(3) ($)	Total Compensation ($)
David Fisher	71,000	76,802	75,236	223,038
Lloyd Frink	65,000	76,802	75,236	217,038
David Habiger	61,000	76,802	75,236	213,038
Linda Johnson Rice	48,000	76,802	75,236	200,038
Katrina Lake	55,000	76,802	75,236	207,038
Girish Lakshman	55,000	76,802	75,236	207,038
Brian McAndrews	87,000	76,802	75,236	239,038
Keith Richman	47,500	76,802	75,236	199,538
(1)

Excludes Matthew Maloney, who is an executive officer of the Company and did not receive additional compensation for his service as a director for the fiscal year ended December 31, 2018. Mr. Maloney’s compensation is reflected in the 2018 Summary Compensation Table in the section entitled “Executive Compensation” of this Proxy Statement. Also excludes Arthur Starrs, who, pursuant to the terms of the Investment Agreement, does not participate in the Company’s compensation and benefit programs in which the Company’s other independent directors participate.

(2)

The amounts reported in this column represent the aggregate grant date fair value of restricted stock units (sometimes referred to in this Proxy Statement as “RSUs” or “stock awards”) and stock option awards (sometimes referred to in this Proxy Statement as “option awards”, “stock options” or “options”) granted during the fiscal year ended December 31, 2018 calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718. Assumptions used in the calculation of the grant date fair value are set forth in Note 10, Stock-Based Compensation, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC.

(3)	The following table shows certain information regarding outstanding equity awards, including stock options and RSUs, as of December 31, 2018 for each of our non-employee directors:

	As of December 31, 2018
Name	Number of Securities Underlying Unexercised Options Outstanding	Number of Shares or Units of Stock that have not Vested
David Fisher	38,023	373
Lloyd Frink	46,424	373
David Habiger	19,124	373
Linda Johnson Rice	10,632	373
Katrina Lake	22,931	373
Girish Lakshman	28,535	373
Brian McAndrews	104,590	373
Keith Richman	17,604	373

Director Compensation Arrangements

Our current director compensation policy (the “Director Compensation Policy”) provides our non-employee directors (which include all of our directors other than Mr. Maloney) with cash and equity compensation for their services on our Board, as described below.

Pursuant to the terms of the Investment Agreement, Mr. Starrs does not participate in the Company’s compensation and benefit programs in which the Company’s other non-employee directors participate, other than to receive indemnification and insurance benefits.

The Compensation Committee engages Compensia, Inc. (“Compensia”), its compensation consultant, to periodically review the competiveness of the Director Compensation Policy, both in terms of program design and compensation levels. For additional information regarding Compensia, see “Executive Compensation – Compensation Discussion and Analysis – Compensation Decision Process – Role of the Compensation Consultant.”

Cash Compensation

Under our Director Compensation Policy, our non-employee directors receive cash compensation for Board and Board committee service, as applicable. The cash compensation is paid quarterly in arrears. During 2018 and in prior years, the cash compensation was as follows:

•	$45,000 per year for service as a Board member (the “Annual Cash Retainer”);
•	$30,000 per year for service as chair of our Board of Directors;
•	$20,000 per year for service as the chair of the Audit Committee or Compensation Committee;
•	$12,000 per year for service as chair of the Nominating and Corporate Governance Committee;
•	$10,000 per year for service as a member of the Audit Committee (other than as chair);
•	$6,000 per year for service as a member of the Compensation Committee (other than as chair); and
•	$3,000 per year for service as a member of the Nominating and Corporate Governance Committee (other than as chair).

In December 2018, the Compensation Committee reviewed the Director Compensation Policy with Compensia. Based on that review, which included an analysis of our peer group companies, the Compensation Committee recommended to the Board, and the Board approved, an increase in the annual cash compensation for the chair of the Audit Committee by $5,000, to $25,000 per year, effective in calendar year 2019. All other cash compensation levels were unchanged.

Equity Compensation

Under our Director Compensation Policy, our non-employee directors each receive an annual equity award. In 2018 and in prior years, the value of the equity award was $150,000 (the “Annual Director Grant”), consisting of 50% stock options, based on the Black-Scholes option pricing model, and 50% RSUs, vesting over the course of a year. Annual Director Grants were made at the annual meeting, except that each newly appointed non-employee director received his or her first Annual Director Grant at the first Board meeting following the first anniversary of such individual’s appointment to our Board. In addition, in 2018 and in prior years, a newly appointed non-employee director received an initial stock option award of $300,000 in value (the “Director Upfront Grant”), based on the Black-Scholes option pricing model, vesting over four years, with 25% vesting on a one-year cliff. Grants made prior to 2018 vested monthly after the one-year cliff; grants made in 2018 vested and will vest quarterly after the one-year cliff.

As part of our review of the Director Compensation Policy described above, the Compensation Committee recommended to the Board, and the Board approved, an increase in the value of the Annual Director Grant by $50,000, for a total grant value of $200,000, consisting of 50% stock options and 50% RSUs. In addition, the Compensation Committee recommended to the Board, and the Board approved, eliminating the Director Upfront Grant and instead granting pro-rated Annual Director Grant to each non-employee director upon appointment, vesting over the course of one year from grant date, with proration based on appointment date. The foregoing changes are effective in calendar year 2019.

Our non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with their service. They are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our amended and restated certificate of incorporation, as described in further detail below under “Certain Relationships and Related Person Transactions.”

Stock Ownership Guidelines – Non-Employee Directors

In June 2016, our Board adopted stock ownership guidelines applicable to our non-employee directors based on its belief that stock ownership would further align their interests with the long-term interests of our stockholders. The minimum stock ownership requirement for non-employee directors is the lesser of (i) shares of our common stock equal to 5x the Annual Cash Retainer and (ii) 10,000 shares of our common stock. Non-employee directors are required to achieve this level of stock ownership by June 30, 2021 or, for those non-employee directors appointed or elected after June 30, 2016, five years from his or her respective date of appointment or election. See the section entitled “Executive Compensation – Compensation-Related Policies – Stock Ownership Guidelines and Compensation Recovery Policy” for additional information regarding our Stock Ownership Guidelines and how they apply to our CEO and other executive officers.

PROPOSAL NO. 2

RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and recommends that stockholders vote for ratification of such selection. Although we are not required by law to obtain such ratification from our stockholders, we have determined that it is desirable to do so. If our stockholders do not ratify the selection of Crowe LLP, the Audit Committee may reconsider its selection. The Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and our stockholders.

Crowe LLP has audited our consolidated financial statements since September 2013. Prior to the Merger, Crowe LLP served as the auditor for Grubhub Holdings. We expect that representatives of Crowe LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Principal Accountant Fees and Services

The following table represents the aggregate fees billed to us for the years ended December 31, 2018 and 2017 by Crowe LLP, our independent registered public accounting firm:

	Year Ended December 31,
	2018	2017
	(in thousands)
Audit Fees(1)	$1,074	$673
Audit-Related Fees	—	—
Tax Fees	—	—
Other Fees	—	—
Total Fees	$1,074	$673
(1)

Audit Fees consist of fees and expenses for professional services provided in conjunction with the audit of our annual consolidated financial statements and the review of our quarterly consolidated financial statements, including fees related to recent acquisitions.

Pre-Approval Policies and Procedures

The Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, the Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm to ensure that the provision of such services does not impair the public accounting firm’s independence. In the fiscal years ended December 31, 2018 and 2017, the Audit Committee pre-approved all fees described above.

Vote Required

The affirmative vote of a “majority” of votes cast by holders of our shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Abstentions, including those by a bank or broker if you hold your shares in “street name,” will have no effect on the outcome of the vote. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on this Proposal No. 2, even if the broker does not receive voting instructions from you.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the selection of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

PROPOSAL NO. 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to approve, by advisory vote, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the rules of the SEC.

This proposal, commonly referred to as the “say-on-pay” vote, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of our named executive officers and our executive compensation philosophy, objectives and program, as described in this Proxy Statement. Accordingly, we ask our stockholders to approve the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the section entitled “Executive Compensation” of this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure, by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders of Grubhub Inc. (the “Company”) approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

As an advisory vote, the result will not be binding on our Board or the Compensation Committee. The vote will, however, provide us with important feedback from our stockholders about our executive compensation philosophy, objectives and program. Our Board and the Compensation Committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions and when evaluating our executive compensation program. Following our 2019 Annual Meeting, the next advisory vote on named executive officer compensation is expected to occur at the 2020 annual meeting, unless the Board of Directors modifies its policy on the frequency of holding such advisory votes.

Vote Required

The affirmative vote of a “majority” of votes cast by holders of shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve, by advisory vote, the compensation of our named executive officers. “Broker non-votes” and abstentions will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2015 LONG-TERM INCENTIVE PLAN

We are asking our stockholders to approve an Amendment (the “Amendment”) to the Grubhub Inc. 2015 Long-Term Incentive Plan (as amended from time to time, the “2015 Long-Term Incentive Plan”), which amends the 2015 Long-Term Incentive Plan (i) to increase the reserve of shares available for issuance thereunder by 5,000,000 shares for a total of 15,400,000 shares, and (ii) to clarify that no dividends or dividend equivalents will be paid with respect to stock options or stock appreciation rights.

As of the Record Date, 1,434,211 shares remained available for future grants under the 2015 Long-Term Incentive Plan. Our Compensation Committee and our Board believe that the share increase is necessary to ensure that the Company has a sufficient reserve of shares available to attract and retain the services of key individuals essential to the Company’s long-term growth and success. The Compensation Committee and the Board further believe that prohibiting the payment of dividends and dividend equivalents on stock options and stock appreciation rights is consistent with principles of sound corporate governance and the Company’s historic practices. No other changes to the 2015 Long-Term Incentive Plan are proposed. A copy of the Amendment is attached to this Proxy Statement as Appendix A, and the discussion in this proposal is qualified in its entirety by the full text of the Amendment.

On February 20, 2019 the Compensation Committee recommended that the Board approve and adopt the Amendment, and the Amendment was adopted by the Board on February 28, 2019, subject to stockholder approval. Currently, the 2015 Long-Term Incentive Plan provides that the maximum number of shares available for issuance pursuant to awards issued thereunder is 10.4 million shares of our common stock. If the stockholders do not approve the Amendment, the Amendment will not become effective, the 2015 Long-Term Incentive Plan will continue in effect (without giving effect to the Amendment), and we will be subject to the current share limit set forth in the 2015 Long-Term Incentive Plan. Because certain of our directors and executive officers may be eligible to receive awards under the 2015 Long-Term Incentive Plan, such directors and executive officers may be considered to have an interest in this proposal, but no such awards are determinable at this time.

Vote Required

The affirmative vote of a “majority” of votes cast by holders of shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Amendment. “Broker non-votes” and abstentions will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Amendment.

Rationale for the Amendment

At the time of the adoption of the 2015 Long-Term Incentive Plan in 2015, we estimated that the proposed reserve of 10.4 million shares would be sufficient for awards for at least three years. As of the Record Date, a total of 1,434,211 shares remain available for issuance under the 2015 Long-Term Incentive Plan, which is our only incentive award plan pursuant to which we grant equity-based awards. Following adoption of the 2015 Long-Term Incentive Plan, no further shares were granted under the Grubhub Inc. 2013 Omnibus Incentive Plan (the “2013 Omnibus Incentive Plan”).

We believe that the proposed Amendment is necessary to allow the Company to continue to link pay with its strategic goals, to remain competitive in attracting highly qualified employees and non-employee directors, and to align the interests of our employees and non-employee directors with those of our stockholders.

During 2018 and the beginning of 2019, in its determination to recommend that the Board adopt the Amendment, the Compensation Committee considered advice and input presented by Compensia. The following factors, among others, were taken into account by the Compensation Committee and the Board in approving the proposed Amendment: the number of shares remaining under the 2015 Long-Term Incentive Plan for future awards absent an amendment to the share reserve; the number of outstanding unvested and unexercised equity awards; potential dilution resulting from the proposed increase in shares pursuant to the Amendment and the potential stockholder value transfer resulting from the proposed increase.

In addition, in its determination to recommend that no dividends or dividend equivalents be paid with respect to stock options or stock appreciation rights, the Compensation Committee recognized that the 2015 Long-Term Incentive Plan currently restricts the payment of dividends and dividend equivalents on other types of awards (as further described below), and therefore the Amendment will help to ensure consistency on the payment of dividends and dividend equivalents across all awards under the 2015 Long-Term Incentive Plan. Following approval of the Amendment, therefore, no dividends or dividend equivalents will be paid with respect to awards that vest contingent on the achievement of performance conditions prior to the vesting of such awards, and no dividends or dividend equivalents will be paid with respect to stock options and stock appreciation rights.

Summary of Sound Governance Features of the 2015 Long-Term Incentive Plan

The Board and Compensation Committee believe that the 2015 Long-Term Incentive Plan contains several features that are consistent with the interests of our stockholders and represent sound corporate governance practices, including the following:

•

No automatic share replenishment or “evergreen” provision. The number of shares of our common stock authorized for issuance under the 2015 Long-Term Incentive Plan is fixed and does not automatically increase.

•

Not excessively dilutive to our stockholders. As described in more detail below under the heading “Determination of Share Amounts,” we believe that the number of shares authorized for issuance under the 2015 Long-Term Incentive Plan (including after giving effect to the Amendment) is appropriate and not excessively dilutive to our stockholders.

•

No liberal share counting or “recycling” of shares. Shares tendered or withheld to satisfy tax withholding obligations with respect to any award under the 2015 Long-Term Incentive Plan, or to pay the exercise price of stock options, SARs or other awards, and any shares not issued or delivered as a result of a “net exercise” of a stock option, do not become available for issuance as future award grants under the 2015 Long-Term Incentive Plan.

•

No repricing of stock options or SARs. The 2015 Long-Term Incentive Plan prohibits the repricing of outstanding stock options or SARs without stockholder approval, except in connection with certain corporate transactions involving the Company.

•

No discounted stock options or SARs. The 2015 Long-Term Incentive Plan prohibits granting stock options with exercise prices and SARs with grant prices lower than the fair market value of a share of our common stock on the grant date, except in connection with the issuance or assumption of awards in connection with certain corporate transactions.

•

No reload stock options or SARs. Reload stock options and reload SARs (i.e., awards that automatically provide for an additional grant of the same type of awards upon the exercise of the awards) are not authorized under the 2015 Long-Term Incentive Plan.

•

Minimum vesting and performance period requirements. The 2015 Long-Term Incentive Plan provides that stock options, SARs, restricted stock awards, restricted stock unit awards, and certain other stock-based awards granted to participants under the 2015 Long-Term Incentive Plan will have a minimum vesting period of one year.

•	No automatic vesting on a change in control. The 2015 Long-Term Incentive Plan does not provide for automatic vesting on a change in control.
•	Change in control definition requires consummation. The 2015 Long-Term Incentive Plan provides that a change in control will only occur on the consummation of a transaction.
•

Awards subject to forfeiture/clawback. All awards granted under the 2015 Long-Term Incentive Plan may be recouped by the Company in accordance with any Company policy or other agreement or arrangement, or as required by law.

•

Non-employee director limitations. The maximum grant date fair value of any award granted to any non-employee director during any calendar year under the 2015 Long-Term Incentive Plan will not exceed $5,000,000 (not including shares of common stock granted in lieu of all or any portion of such non-employee director’s cash retainer fees).

Determination of Share Amounts

In determining the proposed number of shares to be added to the 2015 Long-Term Incentive Plan share reserve, our Board and the Compensation Committee considered the factors above as well as a number of other factors, including the following annual share usage under our equity compensation program for 2016, 2017 and 2018:

	2018	2017	2016	Average
Options granted (1)	347,891	618,899	166,272	377,687
RSUs granted	1,325,499	1,943,467	1,060,813	1,443,260
Total shares granted	1,673,390	2,562,366	1,227,085	1,820,947
Basic weighted-average common shares outstanding (in thousands)	89,447	86,297	85,069	86,938
Unadjusted gross burn rate	1.87%	2.97%	1.44%	2.09%
Adjusted gross burn rate (2)	3.35%	5.22%	2.69%	3.75%

(1) Options granted in 2018 exclude 327,752 unvested ISOs assumed with the acquisitions of SCNVGR, Inc. d/b/a LevelUp (“LevelUp”) and Tapingo, Ltd. (“Tapingo”) issued under their respective assumed equity incentive plans.

(2) The “Adjusted gross burn rate” reflects a 2.0 share multiplier applied to all RSU awards in accordance with Institutional Shareholder Services methodology.

The historical amounts shown above are not necessarily indicative of the shares that might be awarded in the future, including following approval of the Amendment. We estimate that the proposed 5,000,000 shares to be added to the share reserve under the 2015 Long-Term Incentive Plan will be sufficient for awards for at least two years.

Dilution and Overhang

The following tables provide certain additional information regarding shares available for issuance under the 2015 Long-Term Incentive Plan, including shares outstanding under the 2013 Omnibus Incentive Plan and incentive plans assumed with the acquisitions of LevelUp and Tapingo:

March 29, 2019
Shares of common stock underlying outstanding options	2,830,893
Weighted-average exercise price of outstanding options	$37.93
Weighted-average remaining term of outstanding options (years)	7.03
Shares of common stock underlying RSUs	3,089,216
Total shares remaining available for future issuance	1,434,211

As of the Record Date, the equity awards outstanding but not exercised plus equity awards available to be granted (“available equity award shares”) represented an overhang percentage of approximately 8.08%. Overhang is defined as shares available for issuance plus the shares underlying outstanding options and RSUs under all equity plans divided by the total common shares outstanding.

As of the Record Date, the 5,000,000 shares proposed to be added to the share reserve under the 2015 Long-Term Incentive Plan share reserve would increase the overhang percentage by 5.49% to approximately 13.57%.

New Plan Benefits

The granting of awards under the 2015 Long-Term Incentive Plan is within the discretion of the Compensation Committee, and therefore it is not possible to predict with certainty the awards that may be made to directors, officers or other employees under the plan in the future. However, in 2019, $200,000 of the annual compensation payable to non-employee members of the Board of Directors will be paid in the form of options and RSUs. The number of options and RSUs that will be granted to the directors will depend on the fair market value of our common stock on the date of grant.

Certain tables in this Proxy Statement under the heading “Compensation Discussion and Analysis,” including the Summary Compensation Table for 2018, Grants of Plan-Based Awards for 2018 table and Outstanding Equity Awards at Fiscal Year-End for 2018 table set forth information with respect to prior awards granted to our individual named executive officers under the 2015 Long-Term Incentive Plan.

Effectiveness

As noted above, the Amendment will become effective upon approval thereof by the stockholders. If the stockholders do not approve the Amendment, the 2015 Long-Term Incentive Plan will continue in effect without giving effect to the Amendment. If our stockholders approve the Amendment, we intend to register the additional shares issuable pursuant to the 2015 Long-Term Incentive Plan, as amended by the Amendment, under the Securities Act of 1933, as amended, as soon as practicable following such approval.

Material Terms of the 2015 Long-Term Incentive Plan, as Amended by the Amendment

The following is a summary of the material terms of the 2015 Long-Term Incentive Plan, as amended by the Amendment. This summary is qualified in its entirety by reference to the full text of the Amendment, which is attached to this Proxy Statement as Appendix A and the full text of the 2015 Long-Term Incentive Plan, which is incorporated by reference to Appendix A to the Company’s Proxy Statement filed on DEF 14A on April 10, 2015.

Purpose

The 2015 Long-Term Incentive Plan initially received stockholder approval on May 20, 2015. The purpose of the 2015 Long-Term Incentive Plan is to foster and promote the long-term financial success of the Company by (a) providing long-term performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by key employees and service providers of the Company and (c) enabling the Company to attract and retain qualified and competent persons to serve as employees and directors, whose judgment, interest and performance are required for the successful and sustained operations of the Company. Following approval of the 2015 Long-Term Incentive Plan, no further shares were granted under the 2013 Omnibus Incentive Plan.

Administration

The 2015 Long-Term Incentive Plan is administered and interpreted by the Compensation Committee or such other committee as is designated by the Board, or by the entire Board if no committee is or has been named. If it is later determined that one or more members of the Compensation Committee do not so qualify, actions taken by the Compensation Committee prior to such determination will be valid despite such failure to qualify.

The Compensation Committee has full authority to grant awards pursuant to the terms of the 2015 Long-Term Incentive Plan, as described in the “Types of Awards” section below.  The Compensation Committee is also authorized to accelerate the vesting of all or any part of an award based on any factors or criteria determined in its discretion. The Compensation Committee may generally perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it from time to time deems advisable; construe and interpret the terms and provisions of the 2015 Long-Term Incentive Plan and any award issued thereunder (and any award agreements relating thereto); and otherwise supervise the administration of the 2015 Long-Term Incentive Plan.

Eligibility

As of December 31, 2018, approximately 2,698 employees and eight non-employee directors would be deemed to be “eligible individuals” under the 2015 Long-Term Incentive Plan. Additionally, one consultant of the Company has received equity under the 2015 Long-Term Incentive Plan as an eligible individual.

Available Shares

The aggregate number of shares of common stock that may be issued or used for reference purposes, or with respect to which awards may be granted, under the 2015 Long-Term Incentive Plan will not exceed 10.4 million shares (or, upon approval of the Amendment, 15.4 million shares) plus any shares currently outstanding under the 2013 Omnibus Incentive Plan which expire, are terminated or are cash-settled or canceled for any reason following the effective date of the 2015 Long-Term Incentive Plan without having been exercised in full. Full-value awards (which consists of restricted stock, RSUs, performance awards or other stock-based awards) will count as 1.64 shares of common stock for purposes of determining the aggregate number of shares available to be granted under the 2015 Long-Term Incentive Plan. The maximum number of shares of common stock with respect to which incentive stock options may be granted under the 2015 Long-Term Incentive Plan will equal 10.4 million (or upon approval of the Amendment, 15.4 million), without regard to adjustments set forth in this paragraph.

If any stock option or stock appreciation right granted under the 2015 Long-Term Incentive Plan or the 2013 Omnibus Incentive Plan expires, terminates or is cash-settled or canceled for any reason without having been exercised in full, the number of shares of common stock underlying any such award will again be available under the 2015 Long-Term Incentive Plan as one (1) share of common stock for every one (1) share subject to such expired, terminated, cash-settled or canceled award. If any shares of common stock that are subject to restricted stock, RSU awards, performance awards or other stock-based awards granted under the 2015 Long-Term Incentive Plan are forfeited or cash-settled for any reason, such shares of common stock will again be available under the 2015 Long-Term Incentive Plan as 1.64 shares of common stock for every one (1) share subject to such forfeited or cash-settled awards or as one (1) share of common stock to the extent forfeited under the 2013 Omnibus Incentive Plan.

Notwithstanding anything to the contrary contained herein, the following shares of common stock will not be added to the available share pool under the 2015 Long-Term Incentive Plan: (i) shares of common stock tendered by the participant or withheld by the Company in payment of the purchase price of a stock option under the 2015 Long-Term Incentive Plan or option under the 2013 Omnibus Incentive Plan, (ii) shares of common stock tendered by the participant or withheld by the Company to satisfy any tax withholding obligation with respect to stock options or stock appreciation rights under the 2015 Long-Term Incentive Plan or stock options or stock appreciation rights under the 2013 Omnibus Incentive Plan, (iii) shares of common stock subject to a stock appreciation right under the 2015 Long-Term Incentive Plan or stock appreciation right under the 2013 Omnibus Incentive Plan that are not issued in connection with a stock settlement on exercise thereof, and (iv) shares of common stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options under the 2015 Long-Term Incentive Plan or stock options under the 2013 Omnibus Incentive Plan.

The limits on the numbers of shares described herein are subject to proportional adjustment as set forth in the 2015 Long-Term Incentive Plan to reflect certain stock changes, including stock dividends and stock splits.

Section 162 Limitations

Pursuant to the 2017 Tax Cuts and Jobs Act signed into law on December 22, 2017 (the “2017 Tax Cuts and Jobs Act”), effective for taxable years beginning after December 31, 2017, compensation paid to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Although the Compensation Committee may consider preserving tax deductibility as one objective in administering the 2015 Long-Term Incentive Plan, that objective will only be one consideration among others, including the ability of the 2015 Long-Term Incentive Plan to support the Company’s strategy and the long-term interests of the Company’s stockholders. As such, the Compensation Committee may authorize awards under the 2015 Long-Term Incentive Plan that are not fully tax deductible under Section 162(m) of the Code. While the Compensation Committee views preserving tax deductibility as an important objective, it believes the primary purpose of the Company’s compensation program is to support its strategy and the long-term interests of its stockholders.

Non-Employee Director Limitations

The maximum grant date fair value of any award granted to any non-employee director during any calendar year under the 2015 Long-Term Incentive Plan will not exceed $5,000,000. For the avoidance of doubt, the $5,000,000 limit does not include shares of common stock granted in lieu of all or any portion of such non-employee director’s cash retainer fees.

Equitable Adjustments

In the event of any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares of common stock of the Company that may be issued under the 2015 Long-Term Incentive Plan, any recapitalization, merger, consolidation, spin off, reorganization or partial or complete liquidation of the Company, or any other corporate transaction or event having an effect similar to any of the foregoing, there will be an appropriate adjustment to the following: (i) the aggregate number and/or kind of shares that thereafter may be issued under the 2015 Long-Term Incentive Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon the exercise of an outstanding award granted under the 2015 Long-Term Incentive Plan, and/or (iii) the purchase price thereof. In addition, if there occurs any other change in the capital structure or the business of the Company, the Compensation Committee will adjust any award and make any other adjustments to the 2015 Long-Term Incentive Plan as it deems equitable in order to prevent enlargement or dilution of rights or obligations under outstanding awards.

The equitable adjustments described in the immediately preceding paragraph are subject to the provisions of the 2015 Long-Term Incentive Plan regarding a Change in Control of the Company, summarized under the heading, “Change in Control,” below.

Types of Awards

The 2015 Long-Term Incentive Plan provides for the grant of any or all of the following types of awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock awards, (iv) RSU awards, (v) performance awards, (vi) other stock-based awards and (vii) other cash-based awards. The Compensation Committee may condition the grant or vesting of any award upon the attainment of specified time-based vesting conditions, performance targets (including the performance goals specified in the 2015 Long-Term Incentive Plan) or such other factor as the Compensation Committee may determine in its sole discretion. Generally, unless otherwise provided for in an award agreement or as described below, any awards that are not vested as of the date of a participant’s termination for any reason will terminate and expire as of the date of such termination.

Stock Options

The Compensation Committee has the authority to grant to any eligible employee one or more incentive stock options, non-qualified stock options, or both types of stock options and to grant to any consultant or non-employee director one or more non-qualified stock options.

The Compensation Committee may determine the number of shares subject to the stock option, the term of the stock option (which will not exceed ten years, or five years in the case of an incentive stock option granted to a ten percent stockholder), the exercise price (which will not be less than 100% (or, in the case of an incentive stock option granted to a ten percent stockholder, 110%) of the fair market value of the common stock at the time of grant) and other material terms of each stock option. Stock options granted under the 2015 Long-Term Incentive Plan will be exercisable at such time or times and subject to such terms and conditions as are determined by the Compensation Committee at the time of grant. Stock options may be exercised in whole or in part at any time during the term thereof by following the exercise procedures applicable to our preexisting plan, or any other procedures adopted by the Compensation Committee. Such notice must be accompanied by payment in full of the purchase price as provided in the 2015 Long-Term Incentive Plan.

With respect to unexercised vested stock options held by a participant as of the date of termination (including a resignation), unless otherwise provided in an award agreement, stock options will remain exercisable for a period of ninety days from the date of such termination, and in the event of a termination due to the participant’s death or disability, such vested stock options will remain exercisable for a period of one (1) year. Notwithstanding the foregoing, unless otherwise provided in an award agreement, if the participant’s termination is for cause, all unexercised stock options, whether vested or not vested, will terminate and expire as of the date of such termination. In no event will stock options remain exercisable following the expiration of the stated term of such stock options.

Stock Appreciation Rights

Stock appreciation rights (“SARs”) represent a right to receive a payment, either in cash, shares of the Company’s common stock, restricted shares (as described below) or a combination thereof, equal to the excess of the fair market value of a specified number of shares of the Company’s common stock on the date the SAR is exercised over the exercise price of the SAR (which will not be less than 100% of the fair market value of the Company’s common stock at the time of grant). The Compensation Committee will determine the eligible individuals to whom, and the time or times at which, grants of SARs will be made, the number of shares with respect to which SARs will be granted, and all other terms and conditions of the awards. SARs may be exercised in accordance with the terms established by the Compensation Committee. The term of a SAR will not exceed ten years from the date of grant.

Unless otherwise provided for in an award agreement, SARs will remain exercisable following a participant’s termination for the same time periods as the stock option would be exercisable following a participant’s termination.

Restricted Stock Awards

The Compensation Committee will determine the eligible individuals to whom, and the time or times at which, grants of restricted stock will be made, the number of shares to be awarded, the price (if any) to be paid by the participant, the time or times within which such awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards. Except as otherwise determined by the Compensation Committee in an award agreement, the participant will generally have, with respect to the shares of restricted stock, all of the rights of a holder of shares of common stock of the Company, including, without limitation, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of restricted stock, the right to tender such shares.

Restricted Stock Unit Awards

The Compensation Committee may grant RSUs to eligible individuals and will determine the terms and conditions and restrictions applicable to such awards to be set forth in an award agreement. The award agreement will include the time and form of payment of each RSU. Any shares of common stock underlying the RSUs will be issued (or cash in lieu thereof will be paid) not earlier than the date on which such RSUs vest. On the settlement date of an RSU, the Company will issue to the participant one unrestricted, fully transferrable share of common stock (or, if provided in the award agreement, the fair market value of one such share of common stock in cash) for each vested RSU.

Performance Awards

The Compensation Committee may grant performance awards to eligible individuals that are payable upon the attainment of specific performance goals. Prior to December 31, 2017, the Committee granted cash-based performance awards which were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, and subject to certain limits on the deductibility of compensation in excess of $1 million. However, pursuant to the 2017 Tax Cuts and Jobs Act, the exception for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. However, the Committee still intends to grant performance-based awards under the 2015 Long-Term Incentive Plan when performance-based awards are consistent with and support the purposes of the 2015 Long-Term Incentive Plan. Performance awards may be denominated in shares of restricted stock or RSUs, or in cash.  If the performance award is denominated in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares (based on the then-current fair market value of such shares), as determined by the Compensation Committee, in its sole and absolute discretion. At the expiration of the applicable performance period, the Compensation Committee will determine the extent to which the performance goals are achieved and the percentage of each performance award that has been earned.

Other Stock-Based Awards and Cash-Based Awards

The Compensation Committee is authorized to grant to eligible individuals other stock-based awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of common stock, including but not limited to, shares of common stock awarded purely as a bonus and not subject to restrictions or conditions, shares of common stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an affiliate, stock equivalent units, and awards valued by reference to book value of shares of common stock.

The Compensation Committee may from time to time grant other cash-based awards to eligible individuals in such amounts, on such terms and conditions as it determines in its sole discretion.

Performance Goals

Prior to December 31, 2017, performance goals established for purposes of awards intended to be “performance-based compensation” under Section 162(m) of the Code were based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) with respect to target goals specified in the 2015 Long-Term Incentive Plan. As a result of the Tax Cuts and Jobs Act, the exception for performance-based compensation has been repealed. With respect to awards granted prior to November 2, 2017 that were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code and transition relief guidance promulgated with respect to the Tax Cuts and Jobs Act, the Compensation Committee may, in its sole discretion, exclude or adjust the impact of an event or occurrence that the Compensation Committee determines should be appropriately excluded or adjusted, including:

(a) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Standards Codification 225-20, “Extraordinary and Unusual Items,” and management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

(c) a change in tax law or accounting standards required by generally accepted accounting principles.

Performance goals may also be based upon individual participant performance goals, as determined by the Compensation Committee, in its sole discretion. Such performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit, administrative department or product category of the Company) performance under one or more of the measures described above relative to the performance of other corporations. With respect to awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code, the Compensation Committee may also:

(a) designate additional business criteria on which the performance goals may be based; or

(b) adjust, modify or amend the aforementioned business criteria.

Change in Control

In the event of a change in control of the Company, and except as otherwise provided by the Compensation Committee in an award agreement, a participant’s unvested award will not vest automatically under the 2015 Long-Term Incentive Plan. Instead, the Compensation Committee may determine that (i) awards, whether or not then vested, will be continued, assumed, or have new rights substituted therefor, as determined by the Compensation Committee in a manner consistent, where applicable, with the requirements of Section 409A of the Code, and the award will, where appropriate in the sole discretion of the Compensation Committee, receive the same distribution as other common stock on such terms as are determined by the Compensation Committee, provided that the Compensation Committee may decide to award additional restricted stock or other awards in lieu of any cash distribution, (ii) all outstanding and unexercised stock options, SARs, or any other stock-based award that provide for a participant-elected exercise will be terminated effective as of the date of the consummation of a change in control, by delivering notice of termination to each participant at least twenty (20) days prior to the date of consummation of the change in control, in which case during the period from the date on which such notice of termination is delivered until the consummation of the change in control, each such participant will have the right to exercise in full all of such participant’s awards that are then-outstanding (without regard to any limitations on exercisability otherwise contained in the award agreements), but any such exercise will be contingent on the occurrence of the change in control, and, provided that, if the change in control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto will be null and void and (iii) the Company or an affiliate will purchase any awards for an amount of cash equal to the excess (if any) of the fair market value of the shares of common stock covered by such awards, over the aggregate exercise price of such awards.

Notwithstanding any other provision herein to the contrary, the Compensation Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award at any time.

Repricing

An outstanding stock option or SAR may not be modified to reduce the exercise price thereof; a new stock option or SAR may not, at a lower exercise price, be substituted for a surrendered stock option or SAR; and an outstanding stock option or SAR for which the exercise price is higher than the fair market value of such award may not be canceled for cash or another award (in each case subject to equitable adjustments described in the 2015 Long-Term Incentive Plan) unless such action is approved by the stockholders of the Company; provided that a SAR granted in exchange for a stock option or a tandem SAR that is granted subsequent to such stock option may have an exercise price that is less than the fair market value on the grant date if the SAR exercise price is equal to the exercise price of the stock option or tandem SAR for which such SAR was exchanged.

Dividends and Dividend Equivalents

No dividends or dividend equivalents will be paid with respect to awards that vest contingent on the achievement of performance conditions prior to the vesting of such awards. No dividends or dividend equivalents will be paid with respect to stock options or stock appreciation rights.

Transferability

Although awards will generally not be transferable (except by will or the laws of descent and distribution), the Compensation Committee may permit awards (other than incentive stock options) to be transferred for no consideration to certain permitted transferees set forth in the 2015 Long-Term Incentive Plan, subject to certain conditions.

Amendment and Termination

The Board may adopt special guidelines and provisions for persons who are residing or employed in, or subject to, the taxes of any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions, or amend, in whole or in part, any or all of the provisions of the 2015 Long-Term Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such participant and, provided further, that without the approval of the holders of the Company’s common stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of common stock that may be issued under the 2015 Long-Term Incentive Plan (subject to equitable adjustments); (ii) increase the maximum individual participant limitations for a fiscal year (subject to equitable adjustments); (iii) change the classification of individuals eligible to receive awards under the 2015 Long-Term Incentive Plan; (iv) decrease the minimum exercise price of any stock option or SAR; (v) extend the maximum option period; (vi) alter the performance goals for restricted stock, RSUs, performance awards, other stock-based awards or other cash-based awards; (vii) award any stock option or SAR in replacement of a canceled share of common stock; (viii) modify an option or SAR to reduce the exercise price of such award or cancel an outstanding option or SAR for which the exercise price is higher than the fair market value of such award in exchange for cash or another award (other than as described under “Repricing” above); or (ix) require stockholder approval in order for the 2015 Long-Term Incentive Plan to continue to comply with the applicable provisions of Section 422 of the Code, to the extent applicable to incentive stock options.

United States Federal Income Tax Consequences

The following discussion is intended only as a brief summary of the United States federal income tax rules relevant to awards available for grant under the 2015 Long-Term Incentive Plan and is limited to the United States federal income tax rules relevant to us and to the individuals who are citizens or residents of the United States. These rules are highly technical and subject to change. The discussion does not address the state, local, or foreign income tax rules relevant to such awards. Employees are urged to consult their personal tax advisors with respect to the federal, state, local, and foreign tax consequences relating to any awards.

Incentive Stock Options

A participant who is granted an incentive stock option recognizes no income upon grant or exercise of the option. However, the excess of the fair market value of Company’s common stock on the date of exercise over the option exercise price is includible in the optionee’s alternative minimum taxable income. Consequently, the optionee may be required to pay an alternative minimum tax even though the optionee receives no cash upon exercise of the incentive stock option that the optionee can use to pay such tax.

If an optionee holds the common stock acquired upon exercise of the incentive stock option for at least two years from the date of grant and at least one year following exercise (the “Statutory Holding Periods”), the IRS will tax the optionee’s gain, if any, upon a subsequent disposition of such common stock, as capital gain. If an optionee disposes of common stock acquired through the exercise of an incentive stock option before satisfying the Statutory Holding Periods (a “Disqualifying Disposition”), the optionee may recognize both compensation income and capital gain in the year of disposition. The amount of the compensation income generally equals the excess of (1) the lesser of the amount realized on disposition or the fair market value of the common stock on the exercise date over (2) the exercise price. This income is subject to income (but not employment) tax withholding. The balance of the gain that the optionee realizes on such a disposition, if any, is long-term or short-term capital gain, depending on whether the common stock has been held for more than one year following exercise of the incentive stock option.

Special rules apply for determining an optionee’s tax basis in and holding period for common stock acquired upon the exercise of an incentive stock option if the optionee pays the exercise price of the incentive stock option in whole or in part with previously owned Company shares. Under these rules, the optionee does not recognize any income or loss from delivery of shares of common stock (other than shares previously acquired through the exercise of an incentive stock option and not held for the Statutory Holding Periods) in payment of the exercise price. The optionee’s tax basis in and holding period for the newly-acquired shares of common stock will be determined as follows: as to a number of newly-acquired shares equal to the previously-owned shares delivered, the optionee’s tax basis in and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis; as to each remaining newly-acquired share, the optionee’s basis will be zero (or, if part of the exercise price is paid in cash, the amount of such cash divided by the number of such remaining newly-acquired shares) and the optionee’s holding period will begin on the date such shares are transferred. Under regulations, any Disqualifying Disposition is deemed made from shares with the lowest basis first.

If any optionee pays the exercise price of an incentive stock option in whole or in part with previously-owned shares that were acquired upon the exercise of an incentive stock option and that have not been held for the Statutory Holding Periods, the optionee will recognize compensation income (but not capital gain) under the rules applicable to Disqualifying Dispositions.

We are not entitled to any deduction with respect to the grant or exercise of an incentive stock option or the optionee’s subsequent disposition of the shares acquired if the optionee satisfies the Statutory Holding Periods. If these holding periods are not satisfied, we are generally entitled to a deduction in the year the optionee disposes of the common stock in an amount equal to the optionee’s compensation income.

Non-Qualified Stock Options

A participant who is granted a non-qualified stock option recognizes no income upon grant of the option. At the time of exercise, however, the optionee recognizes compensation income equal to the difference between the exercise price and the fair market value of the Company shares received on the date of exercise. This income is subject to income and employment tax withholding. We are generally entitled to an income tax deduction corresponding to the compensation income that the optionee recognizes.

When an optionee disposes of common stock received upon the exercise of a non-qualified stock option, the optionee will recognize capital gain or loss equal to the difference between the sales proceeds received and the optionee’s basis in the stock sold. We will not receive a deduction for any capital gain recognized by the optionee.

If an optionee pays the exercise price for a non-qualified stock option entirely in cash, the optionee’s tax basis in the common stock received equals the stock’s fair market value on the exercise date, and the optionee’s holding period begins on the day after the exercise date. If however, an optionee pays the exercise price of a non-qualified stock option in whole or in part with previously-owned shares of common stock, then the optionee’s tax basis in and holding period for the newly-acquired shares will be determined as follows: as to a number of newly-acquired shares equal to the previously-owned shares delivered, the optionee’s basis in and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis; as to each remaining newly-acquired share, the optionee’s basis will equal the share’s value on the exercise date, and the optionee’s holding period will begin on the day after the exercise date.

Stock Appreciation Rights

A participant who is granted an SAR recognizes no income upon grant of the SAR. At the time of exercise, however, the participant recognizes compensation income equal to any cash received and the fair market value of any Company common stock received. This income is subject to income and employment tax withholding. We are generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes.

Restricted Stock

Restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. A participant to whom we grant restricted stock awards may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to have the grant taxed as compensation income at the date of receipt, resulting in the IRS taxing any future appreciation (or depreciation) in the value of the shares of common stock that we grant as capital gain (or loss) upon a subsequent sale of the shares. Such an election must be made within 30 days of the date of grant.

However, if a participant does not make a Section 83(b) Election, then the grant will be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless the participant makes a Section 83(b) Election, any dividends that we pay on common stock subject to the restrictions constitute compensation income to the participant and compensation expense to us. Any compensation income the participant recognizes from a grant of restricted shares is subject to income and employment tax withholding. We are generally entitled to an income tax deduction for any compensation income taxed to the participant.

Restricted Stock Units

The grant of an RSU does not generate taxable income to a participant or an income tax deduction to us. Any cash and the fair market value of our common stock received as payment in respect of an RSU will constitute ordinary income to the participant. The participant’s income is subject to income and employment tax withholding. We are generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes.

Performance Awards and Other Stock-Based Awards

The grant of a performance award or other stock-based award (including stock equivalent units) does not generate taxable income to a participant or an income tax deduction to us. Any cash and the fair market value of any Company common stock received as payment in respect of a performance award or other stock-based award will constitute ordinary income to the participant. The participant’s income is subject to income and employment tax withholding. We are generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes.

Payment of Withholding Taxes

We have the right to withhold or require a participant to remit to us an amount sufficient to satisfy any federal, state, local, or foreign withholding tax requirements on any grant or exercise made under the 2015 Long-Term Incentive Plan. However, to the extent permissible under applicable tax, securities, and other laws, the Compensation Committee may, in its sole discretion, permit the participant to satisfy any minimum statutorily-required tax withholding requirement by delivering shares of Company common stock that the participant previously owned or by directing us to apply shares of common stock to which the participant is entitled as a result of the exercise of an option or the lapse of a period of restriction.

Recoupment of Awards

Awards will be subject to recoupment in accordance with any Company recoupment policy or other agreement or arrangement with a participant, or pursuant to any other right or obligation of the Company under applicable law or regulation.

EXECUTIVE OFFICERS

Set forth below is a list and biographical information for each of our current executive officers (other than Matthew Maloney, who also serves as a member of our Board and whose biographical information is set forth above under the section entitled “Information Regarding Director Nominees and Current Directors”).

Name	Age	Position
Matthew Maloney	43	Chief Executive Officer
Adam DeWitt	46	President, Chief Financial Officer and Treasurer
Margo Drucker	54	Senior Vice President, General Counsel and Secretary
Maria Belousova	43	Chief Technology Officer
Samuel Hall	51	Chief Product Officer

Adam DeWitt.  Mr. DeWitt has served as our Chief Financial Officer and Treasurer since the Merger Date and as our President since January 2018. From November 2011 until the Merger Date, he served as Chief Financial Officer and Treasurer of Grubhub Holdings. From March 2007 to October 2011, he served as Chief Financial Officer of publicly-held optionsXpress. Mr. DeWitt is a member of the board of directors of Reverb, BuiltWorlds and The Joffrey Ballet, and served as treasurer for The Joffrey for five years. Mr. DeWitt holds a B.A. in Economics from Dartmouth College.

Margo Drucker.  Ms. Drucker has served as our Senior Vice President, General Counsel and Secretary since the Merger Date. From June 2012 until the Merger Date, Ms. Drucker served as Vice President, General Counsel and Secretary of Seamless. From November 2005 to June 2012, she served as Senior Vice President and Senior Deputy General Counsel at Martha Stewart Living Omnimedia, Inc., and prior to that, held positions as an attorney at The New York Times Company and Simon & Schuster, Inc. Ms. Drucker holds a B.A. in History and Economics from Brown University and a J.D. from New York University School of Law.

Maria Belousova.  Ms. Belousova has served as our Chief Technology Officer since March 2016. Our Board appointed Ms. Belousova as an executive officer, effective January 1, 2017. Prior to her appointment as CTO, Ms. Belousova served as our SVP of Technology from September 2015 to March 2016 and our VP of Engineering from February 2014 to September 2015. From October 2012 until February 2014, she was the VP, Technology at Bluefly, the online retailer. From May 2009 to September 2012, Ms. Belousova was the founder and CEO of Davai.com, a cloud-based social media management and data mining platform. Prior to founding Davai.com, she spent six years as a lead software development engineer at Microsoft. Ms. Belousova has a B.S. from Middle Tennessee State University.

Samuel Hall. Mr. Hall has served as our Chief Product Officer since March 2018. Our Board appointed Mr. Hall as an executive officer, effective January 1, 2019. From January 2016 to February 2018, Mr. Hall was chief product and technology officer of ClassPass, where he led the company’s engineering, product and design teams. Previously, from May 2006 to December 2015, Mr. Hall served in various roles at Amazon, including as vice president of consumable customer experience, where he oversaw worldwide product management, design, data analytics and engineering for cross-category products and programs; and before that, as vice president of mobile, where he oversaw Amazon’s mobile shopping applications and websites. Mr. Hall has a B.S. from the University of the Pacific and an MBA from the University of Washington.

Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal, subject to the terms and conditions of any employment agreement by which the executive officer and the Company may be bound (as further described, for each of our named executive officers, in the section entitled “Executive Compensation – Employment Agreements” below). There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company’s 2019 Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2019 Proxy Statement.

Respectfully submitted by the Members of the Compensation Committee:

Lloyd Frink, Chair

David Fisher

David Habiger

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is designed to provide our stockholders with an understanding of our executive compensation philosophy, objectives and program, as well as the compensation paid to our named executive officers (“NEOs”), who consist of our principal executive officer, principal financial officer, our two other executive officers as of December 31, 2018, and one individual who was no longer serving as an executive officer as of December 31, 2018.

For 2018, our NEOs were:

Name	Position
Matthew Maloney	Chief Executive Officer
Adam DeWitt	President, Chief Financial Officer and Treasurer
Stanley Chia	Chief Operating Officer(1)
Maria Belousova	Chief Technology Officer
Margo Drucker	Senior Vice President, General Counsel and Secretary
(1)	Mr. Chia resigned from the position of Chief Operating Officer, effective November 16, 2018.

Executive Summary

We are one of the nation’s largest portfolios of online and mobile takeout food ordering and delivery services. Connecting diners to more than 105,000 restaurants in over 2,000 U.S. cities and London, our platforms and services strive to make takeout better through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. Our portfolio of brands includes Grubhub, Seamless, LevelUp, Tapingo, Eat24, AllMenus and MenuPages.

2018 Business Highlights

In 2018, we delivered another year of strong financial performance. This was driven by our platforms and services helping restaurants succeed and connecting diners with the food they love from their favorite local restaurants. Highlights of our company performance in 2018 include:

•	revenue of $1.0 billion, representing a 47% year-over-year increase;
•	net income of $78.5 million or $0.85 per diluted share, a 21% year-over-year decrease, however, non-GAAP net income(1) increased 44% year-over-year to $153.3 million, or $1.66 per diluted share;
•	non-GAAP Adjusted EBITDA(2) of $233.7 million, a 27% year-over-year increase;
•	Active Diners(3) of 17.7 million, a 22% year-over-year increase;
•	Daily Average Grubs(3) (“DAG”) of 435,900, a 31% year-over-year increase; with accelerating, organic DAG growth in each quarter of 2018;
•	Gross Food Sales(3) of $5.1 billion, a 34% year-over-year increase;

•	expansion of our delivery business to over 300 core-based statistical areas nationally;
•

the acquisitions of the businesses of LevelUp and Tapingo and completion of the acquisition of substantially all of the restaurant and diner network assets of OrderUp, Inc. (“OrderUp”), providers of mobile diner engagement and payment solutions for national and regional restaurant brands and online and mobile food-ordering services; and

•

the announcement of a partnership with Yum! Brands, Inc. to provide online ordering and delivery services to its U.S. restaurants and a $200.0 million investment by Yum Restaurant Services Group, LLC through the sale of 2,820,464 shares of our common stock.

(1)

For an explanation of non-GAAP net income and non-GAAP net income per diluted share as measures of the Company’s operating performance and a reconciliation to net income, see “Use of Non-GAAP Financial Measures” in Appendix B to this Proxy Statement.

(2)

For an explanation of Adjusted EBITDA as a measure of the Company’s operating performance and a reconciliation to net income, see “Non-GAAP Financial Measure-Adjusted EBITDA” within Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (pages 34-35).

(3)

For a description of the Company’s key business metrics, including Active Diners, Daily Average Grubs and Gross Food Sales, see “Key Business Metrics” within Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (page 29).

Key 2018 Executive Compensation Decisions

The Compensation Committee made the following compensation-related decisions for our NEOs for 2018, consisting of base salary adjustments, the payment of performance-based cash awards (pursuant to the 2018 Management Incentive Bonus Program) and awards under the 2015 Long-Term Incentive Plan.

				Long-Term Equity Incentive Compensation
Name	Base Salary ($)	Base Salary Adjustments from 2017	Performance-Based Cash awards (as a Percentage of Target Bonus Opportunity) (1)	2018 Grants of Stock Options (2) (#)	2018 Grants of RSUs (2) (#)
Matthew Maloney	685,000	5.2%	101.6%	125,556	48,104
Adam DeWitt	450,000	8.2%	101.6%	71,746	27,488
Stanley Chia (3)	314,000	0.0%	—	44,841	17,180
Maria Belousova	336,000	16.3%	101.6%	35,873	13,744
Margo Drucker	370,000	3.1%	101.6%	26,905	10,308

(1)

In February 2019, the Compensation Committee approved performance-based cash awards under the 2018 Management Incentive Bonus Program in an amount of 101.6% of each NEO’s target annual cash bonus opportunity based on the level of achievement of pre-established corporate metrics and its assessment of each NEO’s individual performance. For additional information, see “Compensation Components and 2018 Compensation Decisions — Non-Equity Incentive Plan Compensation — 2018 Management Incentive Bonus Program” below.

(2)

The Compensation Committee granted stock options and RSUs to each executive officer on February 12, 2018. For additional information, see “Compensation Components and 2018 Compensation Decisions – Long-Term Incentive Compensation” below.

(3)

Mr. Chia resigned from the position of Chief Operating Officer, effective November 16, 2018 and therefore, did not receive a performance-based cash award under the 2018 Management Incentive Bonus Program.

CEO Reported Pay vs. Realizable Pay

There can be a significant difference between the reported Summary Compensation Table compensation for an NEO in a given year as required by the rules of the SEC (what we refer to as “reported pay”) and the amount that an NEO has received in the form of base salary and bonus for the year and the amount that he or she may receive in the future from outstanding equity awards (valued using the Company’s stock price at the end of the year) (what we refer to as “realizable pay”). This difference results from the fact that we are required to include in the Summary Compensation Table the grant date fair value of equity and equity-based awards in the year in which they were granted even though the awards may relate to the NEO’s prior year’s performance, and the ability of an NEO to realize value from such awards is contingent, at least in part, upon the sustained increase in the price of our common stock. Realizable compensation is not a substitute for reported compensation in evaluating our executive compensation program. However, we believe understanding realizable compensation is important as it reflects how the Compensation Committee emphasizes pay-for-performance in our executive compensation program and how long-term equity compensation aligns the interests of our NEOs with those of our stockholders. In particular, the compensation that our NEOs actually receive, or are expected to receive, is dependent upon the performance of our common stock and therefore may be higher or lower than the amount we are required to report in the Summary Compensation Table.

The following graph reflects the “reported” and “realizable” compensation for our CEO for 2018, 2017 and 2016. In 2018, our CEO’s reported pay exceeded his realizable pay as a result of the decrease in the Company’s stock price between the grant date of his 2018 long-term incentive RSU and stock option awards and December 31, 2018. In 2017, our CEO’s realizable pay exceeded his reported pay as a result of the increase in the Company’s stock price between the grant date of his 2017 long-term incentive RSU and stock option awards and December 31, 2018. In 2016, our CEO’s reported pay equaled his realizable pay. This is because, as the result of the Compensation Committee’s decision to grant equity in the first quarter of the year following the applicable performance year rather than in the fourth quarter of the performance year (as it did in 2015), no equity awards were granted to our executive officers in 2016. For additional information, see “Long-Term Incentive Compensation” below.

(1)    “Reported Pay” includes, for the relevant year: (i) base salary, (ii) actual non-equity incentive plan compensation, (iii) grant date fair value of equity awards and (iv) other actual compensation, each as reported in the Summary Compensation Table for the applicable year.

(2)    “Realizable Pay” includes, for the relevant year: (i) base salary, (ii) actual non-equity incentive plan compensation, (iii) the “in the money” value of long-term equity incentive compensation (stock options and RSUs) granted in the applicable year, measured as of December 31, 2018 and (iv) other actual compensation (with the exception of clause (iii), each as reported in the Summary Compensation Table for the applicable year).

Advancing our Compensation Practices through Effective Corporate Governance

We maintain sound corporate governance practices and policies that our Board believes help advance our compensation goals and protect the interests of our stockholders, including:

	What We Do		What We Do Not Do
✓	Maintain a Completely Independent Compensation Committee. We maintain a Compensation Committee comprised solely of independent directors who establish our compensation practices.	Χ

No Defined Benefit Retirement Programs. We do not offer pension arrangements, defined benefit retirement plans, or non-qualified deferred compensation plans to our executive officers, which include our NEOs.

✓	Use a Pay-for-Performance Model. Our executive compensation program focuses on the achievement of corporate results, individual performance and our stock price performance.	Χ	No Perquisites or Other Personal Benefits. Unless they serve a sound business purpose, we do not generally provide perquisites or other personal benefits to our NEOs.
✓	Separate the Chair and CEO Roles. Our Chair of the Board is an independent director and not an employee.	Χ	No Excise Tax “Gross-Ups” or Payments. We do not provide any excise tax “gross-up” or tax reimbursement payment in connection with any change in control payments or benefits.
✓

Retain an Independent Compensation Consultant.  Our Compensation Committee has engaged a compensation consultant, Compensia, as its advisor to provide analysis, advice and guidance on executive compensation independent of management. Compensia provides no other services to the Company.

Χ

No Stock Option Exchanges or Repricing Without Stockholder Approval.  Our commitment to stockholder alignment is reflected in the terms of our 2015 Long-Term Incentive Plan, which does not permit stock option exchanges or the repricing of outstanding stock options without stockholder approval.

✓

Use Variable Pay and Long-Term Incentive Awards as a Substantial Portion of Total Compensation.  Variable-based compensation, including cash and equity incentives (composed of RSU and stock option awards), is an important part of the compensation of our NEOs.

Χ

No Guaranteed Salary Increases or Incentive Bonuses.  None of our NEOs is guaranteed a salary increase. Salary increases are evaluated annually. Performance-based bonuses for our NEOs are based on the actual achievement of corporate metrics and individual performance goals that are set by the Compensation Committee at the beginning of each fiscal year.

✓

Stock Ownership Guidelines.  Our Board has adopted stock ownership guidelines applicable to our CEO, our other executive officers and our non-employee directors. Our executive officers and non-employee directors are all in compliance with our stock ownership guidelines and have achieved or are progressing toward achieving their required stock ownership levels.

Χ

No Hedging or Short Sales; No Pledging without Prior Approval.  All of our employees and our non-employee directors are prohibited from engaging in short sales or transactions involving derivative securities, including hedging transactions. All of our employees and our non-employee directors are prohibited from pledging their equity as collateral for loans without the prior approval of the Audit Committee.

✓	Employ our Executive Officers “at will.”	Χ	No “Single Trigger” Change of Control Severance Benefits. We do not provide “single trigger” change of control severance payments or benefits to our NEOs.
✓	All change of control severance payments or benefits are subject to a “double trigger” arrangement.

Executive Compensation Philosophy and Objectives

Our executive compensation philosophy is to provide a compensation program that attracts and retains talented executives, including our NEOs, and to motivate and reward them to meet or exceed our short-term and long-term strategic objectives, while simultaneously creating sustainable long-term value for our stockholders. We strive to create an executive compensation program that is competitive, rewards achievement of our strategic objectives, and aligns our executives’ interests with those of our stockholders.

Our executive compensation program is designed to achieve the following principal objectives:

•	attract, retain and motivate talented executives to support our growth and strategic objectives by providing compensation that is competitive with the market;
•	ensure that most of each executive’s total compensation is “at-risk” and varies based on the achievement of pre-established Company objectives and the assessment of individual performance; and
•	align the interests of our executives with both short-term and long-term stockholder interests.

As our needs evolve and as circumstances require, we intend to reevaluate our executive compensation philosophy, principal objectives and programs.

Compensation Practices and Risk

The Compensation Committee believes that our executive compensation program is appropriately designed to achieve its objectives; reasonable in light of the executive compensation programs of companies with whom we compete for talent; and responsible in that it encourages our executive officers to work for meaningful stockholder returns. The Compensation Committee believes our executive compensation program is not likely to create risks that would have a material adverse effect on the Company. See the section entitled “Board’s Role in Risk Oversight” above for an additional discussion of risk considerations.

Compensation Decision Process

Role of the Compensation Committee

The Compensation Committee, consisting entirely of independent directors, is primarily responsible for executive compensation decisions, including reviewing, evaluating and approving the compensation arrangements, plans, policies and practices for our NEOs and overseeing and administering our cash-based and equity-based compensation plans.

Each year, the Compensation Committee conducts an evaluation of our executive compensation program to determine if any changes are appropriate. The Compensation Committee also conducts an annual review of executive officer compensation arrangements, typically beginning in the fourth quarter of the performance year and into the first quarter of the following year. In making these determinations, the Compensation Committee is supported by its compensation consultant and management, as described below; however, the Compensation Committee uses its own judgment in making final decisions regarding the compensation paid to our executive officers.

Role of the Compensation Consultant

The Compensation Committee has the authority to select and retain the services of its own compensation consultant and annually reviews the performance of the selected consultant. As part of the review process, the Compensation Committee assesses the independence and the existence of conflicts of interest of the consultant in accordance with applicable NYSE and SEC rules. In 2018, the Compensation Committee again engaged the services of Compensia, a national compensation consulting firm. Compensia reports directly to the Compensation Committee. During 2018, Compensia did not provide any other services to us and worked with our management, as directed by the Compensation Committee, only on matters for which the Compensation Committee is responsible. The Compensation Committee has evaluated the independence of Compensia and whether any conflicts of interest with management exist in accordance with applicable NYSE and SEC rules and has concluded that Compensia is independent and that no such conflicts of interest exist.

At the Compensation Committee’s request, Compensia occasionally attends Compensation Committee meetings. Compensia also communicates with the Chair of the Compensation Committee (outside of committee meetings) regarding matters related to the Compensation Committee’s responsibilities. In 2018, the Compensation Committee generally sought input from Compensia on, among other things, reviewing and updating our comparative framework of peer companies, conducting a competitive assessment of our executive compensation arrangements with, and the equity holdings of, our Chief Executive Officer and other members of the senior leadership team, conducting a competitive assessment of our Director Compensation Policy, and evaluating an amendment to our 2015 Long-Term Incentive Plan. Compensia also provided general observations about our compensation programs and about management recommendations regarding the amount and form of compensation for our executive officers.

Role of the Chief Executive Officer

The Compensation Committee works closely with members of our executive team, including our Chief Executive Officer, to manage and develop our executive compensation program. At the Compensation Committee’s request, our Chief Executive Officer provides input regarding the performance and appropriate compensation of the other executive officers because of his direct knowledge of each executive officer’s performance and contributions. Our Chief Executive Officer and our President and Chief Financial Officer are also involved in making recommendations to the Compensation Committee on establishing new hire compensation packages. From time to time, our Chief Executive Officer, President and Chief Financial Officer and General Counsel attend meetings (or portions of meetings) of the Compensation Committee to present information and answer questions. None of our NEOs is present during voting or deliberations by the Compensation Committee regarding his or her own compensation.

Use of Competitive Market Data

As part of its deliberations, the Compensation Committee considers competitive market data on executive compensation levels and practices. To review the compensation of our executive officers, including our NEOs, the Compensation Committee, with the assistance of Compensia, considers an analysis based on a combination of data drawn from a select group of peer companies and compensation survey data. The peer group was developed with the assistance of Compensia and currently consists of U.S.-based, stand-alone, publicly traded companies in the internet software and services, internet retail and systems software industries with a market capitalization of approximately .25-4x our market capitalization and revenues of approximately .5-2.5x our revenues that, in the Compensation Committee’s view, compete with us for executive talent.

In October 2017, the Compensation Committee, with the assistance of Compensia, re-assessed our peer group to determine if it was still comparable in terms of our key selection criteria. For 2018, the Compensation Committee decided to revise the peer group to remove one company that had been acquired (WebMD Health Corp.) and to add two companies (Cornerstone OnDemand, Inc. and Verisign Inc.). The following peer group was approved in 2017 by the Compensation Committee for use in connection with its 2018 compensation determinations and recommendations.

Cornerstone OnDemand, Inc.	LogMeIn, Inc.	Stamps.com	Zillow Group, Inc.
CoStar Group Inc.	Match Group, Inc.	Tableau Software Inc.
Groupon, Inc.	Pandora Media, Inc.	TripAdvisor, Inc.
HubSpot, Inc.	RealPage, Inc.	TrueCar, Inc.
j2 Global, Inc.	Shutterfly, Inc	Verisign Inc.
LendingClub Corp.	Shutterstock, Inc.	Yelp Inc.

For purposes of 2019 compensation, the peer group was further revised to remove Pandora Media, Inc., which was acquired by Sirius XM Holdings Inc., and TrueCar, Inc., which fell below our revenue and market capitalization ranges. In addition, Splunk Inc. was added to the peer group for purposes of 2019 compensation.

The Compensation Committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and practices. The Compensation Committee, however, does not set compensation components to meet specific benchmarks as compared to peer companies, such as targeting base salaries at a specific market percentile. The Compensation Committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by our executive officers because compensation benchmarking does not take into account the specific performance of the executive officers or our relative size and performance. The Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee as well as input from, and peer group data provided by, Compensia.

Role of Stockholders

We provide our stockholders with the opportunity to cast a non-binding, advisory vote to approve the compensation of our named executive officers, commonly referred to as the “say-on-pay” vote, every year. In evaluating our 2018 executive compensation program, the Compensation Committee considered the results of the say-on-pay vote held at our 2018 Annual Meeting of Stockholders, which was approved by approximately 98.4% of the votes cast. As a result, the Compensation Committee did not make any significant changes to our executive compensation program for 2018. The Compensation Committee will continue to consider the outcome of the say-on-pay vote when making future compensation decisions for our named executive officers.

Compensation Components and 2018 Compensation Decisions

The three primary components of our executive compensation program are: (1) base salary, (2) non-equity incentive compensation and (3) long-term incentive compensation in the form of stock options and RSUs, as described in more detail below. Historically, including for 2018, the compensation decisions for our executive officers have been highly individualized and based on a variety of factors. In particular, we have emphasized the use of equity awards to incentivize our executive officers to focus on our growth and create long-term stockholder value. To date, the Compensation Committee has not adopted any formal or informal policies for allocating compensation between long-term and short-term compensation or between cash and equity compensation.

In addition, the Compensation Committee believes that if our executive officers own shares of our common stock with values that are significant to them, they will have an additional incentive to act to maximize long-term stockholder value instead of short-term gain. In this regard, the Compensation Committee maintains stock ownership guidelines for our executive officers, which are described in more detail below.

Base Salary

Base salaries provide our NEOs with a competitive level of fixed compensation and, in conjunction with long-term and non-equity incentive compensation opportunities, are a significant motivating factor in attracting and retaining our executive officers. Base salary rewards individual performance, level of experience and expected future performance and contributions to our overall performance.

Each NEO’s initial base salary was established as a result of arm’s-length negotiation with the individual at the time of hiring, taking into account subjective judgments as to the executive officer’s qualifications, experience, job responsibilities, prior salary and internal pay equity comparisons.

The Compensation Committee oversees the review of the base salaries of our NEOs, on an annual basis, taking into account the recommendations of our CEO (except with respect to his own base salary), and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an NEO’s responsibilities, experience and performance, the competitive market as reflected in data from our peer group and our overall performance. Adjustments to base salaries generally become effective in the first quarter of the year following completion of our annual performance review process. Adjustments to base salaries may also occur at other times in the year as a result of a promotion or a significant change in responsibilities.

In December 2017, the Compensation Committee conducted an annual review of the base salaries of our NEOs, taking into consideration competitive market analysis performed by Compensia and the recommendations of our CEO (except with respect to his own base salary), and the other factors described above, and determined to adjust the base salary of our executive officers and each of our NEOs. The Compensation Committee also reviewed each NEO’s target total direct compensation, taking into consideration each compensation component and the relative weight of “fixed” versus “variable” pay. The following table sets forth the base salary for our NEOs in 2018 and the percentage change from 2017. These base salary adjustments became effective January 1, 2018.

Named Executive Officer	2017 Base Salary	2018 Base Salary	% Change
Matthew Maloney	$651,000	$685,000	5.2%
Adam DeWitt	$416,000	$450,000	8.2%
Stanley Chia	$314,000	$314,000	0.0%
Maria Belousova	$289,000	$336,000	16.3%
Margo Drucker	$359,000	$370,000	3.1%

In December 2018, the Compensation Committee conducted an annual review of the base salaries of our NEOs and, considering the factors described above, adjusted the base salary of each of our executive officers. These base salary adjustments became effective January 1, 2019. The following table sets forth the 2019 base salaries for our NEOs and the percentage change from 2018.

Named Executive Officer	2019 Base Salary	% Change from 2018
Matthew Maloney	$710,000	3.6%
Adam DeWitt	$470,000	4.4%
Maria Belousova (1)	$370,000	10.1%
Margo Drucker	$390,000	5.4%

(1)	In increasing Ms. Belousova’s base salary for 2019, the Compensation Committee also took into consideration her increased job responsibilities.

Non-Equity Incentive Plan Compensation

We provide short-term incentive compensation opportunities through the use of an annual, performance-based cash incentive bonus program. This program is designed to motivate our executive officers to achieve pre-established performance goals, which include both corporate and individual performance, and to reward them for their achievements. Payment of these bonuses depends on the actual level of achievement of corporate and individual performance goals.

2018 Management Incentive Bonus Program

The Compensation Committee approved the 2018 Management Incentive Bonus Program (the “2018 MIB Program”) in the first quarter of 2018. At that time, the Compensation Committee set the target annual cash bonus opportunity for each of our NEOs at an amount equal to 50% of his or her base salary as of year-end, and approved corporate performance target levels for (i) Gross Food Sales, (ii) Revenue and (iii) Adjusted EBITDA, with a relative weighting of 40%, 40% and 20%, respectively. Consistent with our incentive compensation philosophy, the Compensation Committee selected the corporate performance measures and established the related target levels with the goal of being challenging but achievable only through exemplary performance.

The table below sets forth the pre-established target levels for each corporate performance measure, our 2018 actual results and the level of performance achievement (as a percentage).

Corporate Performance Metric	Corporate Performance Targets(1)	2018 Actual Results	Level of Performance Achievement
Gross Food Sales	$5.0 billion	$5.1 billion	100%
Revenues	$947 million	$1.0 billion	110%
Adjusted EBITDA	$248 million	$234 million	90%
			102% (weighted-average)
(1)	The corporate performance target levels include the impact of the acquisitions of LevelUp, Tapingo and certain markets of OrderUp acquired in September, November and October of 2018, respectively.

Payouts under the 2018 MIB Program were based 80% on the achievement of the corporate performance measures and 20% on an assessment of individual performance. Each corporate performance measure could be achieved between 80% and 120% of the target level. If we achieved less than 80% of the pre-established target level for a corporate performance measure, then no payout would have been made with respect to that measure, subject to the discretion of the Compensation Committee. The corporate performance measures were achieved at a weighted average of 102% of the pre-established target levels.

The Compensation Committee determined that each of the NEOs achieved 100% of his or her individual performance objectives. The Compensation Committee’s assessment of each NEO’s performance was based, in part, on the recommendation from our CEO (except with respect to his own performance) based on his assessment of qualitative factors, including his or her specific contributions during the year, the level and degree of complexity involved in his or her contributions to us and our overall performance. Our CEO reviews each NEO’s performance and then reports his recommendation with respect to the individual performance component of the 2018 MIB Program to the Compensation Committee for consideration and approval.

Following a review of our annual performance against the corporate performance measures and each NEO’s individual performance, and weighting the achievement of the applicable corporate performance measures and individual performance goals, the Compensation Committee made the following payments to the NEOs under the 2018 MIB Program:

Named Executive Officer	Target Annual Cash Incentive Opportunity	Target Annual Cash Incentive Opportunity (as % of Base Salary)	Actual Cash Incentive Payout	Percentage of Actual vs. Target
Matthew Maloney	$342,500	50%	$347,980	101.6%
Adam DeWitt	$225,000	50%	$228,600	101.6%
Stanley Chia (1)	$157,000	50%	$—	—
Maria Belousova	$168,000	50%	$170,688	101.6%
Margo Drucker	$185,000	50%	$187,960	101.6%
(1)

Mr. Chia resigned from the position of Chief Operating Officer, effective November 16, 2018 and therefore, did not receive a performance-based cash award under the 2018 Management Incentive Bonus Program.

2019 Management Incentive Bonus Program

In February 2019, the Compensation Committee established the terms and conditions for the 2019 Management Incentive Bonus Program (the “2019 MIB Program”) to continue to motivate our NEOs to achieve our corporate and individual performance goals. The design of the 2019 MIB Program is consistent with the 2018 MIB Program, as described above, except for the metrics. The Compensation Committee also set the target annual cash bonus opportunity (as a percentage of annual base salary) at 50% for each of our executive officers, including our NEOs (Messrs. Maloney and DeWitt and Mses. Belousova and Drucker).

Long-Term Incentive Compensation

Long-term incentive compensation comprises an integral component of our executive compensation program. The Compensation Committee recognizes that our executive officers have a significant impact on our success and on the creation of long-term stockholder value. To align their interests with those of our stockholders, we use equity awards, including stock options and RSUs, to provide long-term incentive compensation opportunities to our executive officers. The Compensation Committee also uses equity awards as a means of ensuring that our overall compensation packages are attractive relative to those companies with which we compete for executive talent, including the companies in our peer group. Accordingly, the Compensation Committee believes equity awards are critical to our ability to attract, motivate and retain executive talent.

Historically, we used stock options as the primary component of our executive compensation program for all employees, including our NEOs. We believe this approach allowed us to attract and retain key talent in our industry and aligned our executive officers’ focus and contributions with our long-term interests and those of our stockholders. The Compensation Committee granted and grants stock options with an exercise price that is equal to the fair market value of our common stock on the date of grant, which is the closing market price of our common stock on the NYSE. Stock options will have value to our executive officers only if the fair market value of our common stock increases after the date of grant.

Beginning in 2015, we introduced RSUs into our employee and executive compensation programs. This decision was based on our assessment of market conditions and competitive market data provided by Compensia, and on our belief that RSUs deliver more predictable value than stock options. RSUs provide an important tool for us to motivate and retain our executive officers. In addition, we believe that RSUs align the interests of our executive officers with the long-term interests of our stockholders, as their value is directly tied to the market price of our common stock.

Generally, stock options and RSUs vest over a four-year period, with 25% of the shares of our common stock subject to the awards vesting after one year (the “25% Initial Cliff”) and the remainder vesting quarterly in equal installments for the 12 consecutive quarters thereafter, on May 1, August 1, November 1 and February 1 of each year, subject to continued service to the Company. Prior to February 12, 2018, stock options and RSUs vested over 36 months in equal monthly installments following the 25% Initial Cliff, subject to continued service to the Company. Legacy awards granted prior to February 12, 2018, therefore, remain subject to the prior vesting schedule. Our vesting requirements are intended to encourage our executive officers to focus on long-term stockholder value creation and to serve our long-term retention objectives.

In determining the value of each executive officer’s equity award, the Compensation Committee takes into consideration the recommendations of our CEO (except with respect to his own equity award), competitive market data provided by Compensia, the existing equity holdings of each executive officer (including the current economic value of his or her unvested equity awards) and the need to retain and motivate our executive officers. Generally, the Compensation Committee gives significant weight to our CEO’s recommendations, as he is the most familiar with each executive officer’s performance and contribution to the Company, but it does apply its discretion and business judgment to determine the appropriate size of each executive officer’s equity award. Equity awards are generally made in the first quarter of the year following the applicable performance year.

2018 Equity Awards

On February 12, 2018, after considering the factors described above, the Compensation Committee granted long-term incentive compensation in the form of equity awards under the 2015 Long-Term Incentive Plan to our NEOs, with the value of such awards consisting of 50% stock options and 50% RSUs, with the option for each NEO to elect to receive stock options for his or her 50% RSU allocation at a ratio determined by the Compensation Committee (the “February 2018 Grants”). The size of these awards reflects the Compensation Committee’s determination of the need to provide substantial equity opportunities for retention purposes and to motivate our NEOs to achieve our strategic objectives.

Each of the February 2018 Grants will vest over a four-year period, with 25% of the shares of our common stock subject to the awards vesting on February 1, 2019 and the remainder vesting quarterly in equal installments for the 12 quarters thereafter on May 1, August 1, November 1 and February 1 of each year, subject to the NEO’s continued service to the Company. The stock options have an exercise price of $86.70 per share, which was the fair market value of our common stock on the date of grant.

The grant date fair value for each of the February 2018 Grants set forth below are included in the 2018 Summary Compensation Table.

Named Executive Officer	Grant Date	Restricted Stock Units (#)	RSU Grant Date Fair Value (1) ($)	RSU Grant Intrinsic Value at December 31, 2018 (2) ($)	Option Awards (#)	Exercise Price of Option Awards ($/share)	Stock Options Grant Date Fair Value (1) ($)	Stock Options Intrinsic Value at December 31, 2018 (2) ($)
Matthew Maloney	2/12/2018	48,104	4,170,617	3,694,868	125,556	86.70	4,173,946	—
Adam DeWitt	2/12/2018	27,488	2,383,210	2,111,353	71,746	86.70	2,385,103	—
Stanley Chia	2/12/2018	17,180	1,489,506	1,319,596	44,841	86.70	1,490,681	—
Maria Belousova	2/12/2018	13,744	1,191,605	1,055,677	35,873	86.70	1,192,551	—
Margo Drucker	2/12/2018	10,308	893,704	791,757	26,905	86.70	894,422	—

(1)

The amounts reported in these columns have been calculated in accordance with FASB ASC Topic 718, Compensation – Stock Based Compensation. Assumptions used in the calculation of the grant date fair value are set forth in Note 10, Stock-Based Compensation, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC. Regardless of such RSUs’ or stock option awards’ grant date fair value, the actual value that may be recognized by the NEO will depend on the market price of our common stock on the date when such RSUs vest and such stock options vest and are exercised.

(2)

“Intrinsic value” reflects the unrealized value of the February 2018 Grants as of December 31, 2018. For RSUs, this amount equals the number of RSUs multiplied by $76.81 per share, the closing market price of our common stock on December 31, 2018, the last trading day of the fiscal year. For stock options, this amount equals the difference between the closing market price of our common stock on December 31, 2018 and $86.70 per share, the exercise price of the stock option. As the exercise price of the February 2018 stock option grants exceeded the closing market price of our common stock on December 31, 2018, the stock options had no intrinsic value as of December 31, 2018. The actual value that has been or will be recognized by the NEO depends on the market price of our common stock on the date on which such RSUs vest and the underlying shares are sold and such stock options vest and are exercised.

2019 Equity Awards

On February 11, 2019, after considering the factors described above, the Compensation Committee granted to our NEOs long-term incentive compensation in the form of equity awards under the 2015 Long-Term Incentive Plan, with the value of such awards consisting of 50% stock options and 50% RSUs, with the option for each NEO to elect to receive stock options for his or her 50% RSU allocation at a ratio determined by the Compensation Committee (the “February 2019 Grants”). The size of these awards reflects the Compensation Committee’s determination of the need to provide substantial equity opportunities for retention purposes and to motivate our NEOs to achieve our strategic objectives.

Each of the February 2019 Grants will vest over a four-year period, with 25% of the shares of our common stock subject to the awards vesting on February 1, 2020 and the remainder vesting quarterly in equal installments for the 12 quarters thereafter on

May 1, August 1, November 1 and February 1 of each year, subject to the NEO’s continued service to the Company. The stock options have an exercise price of $78.08 per share, which was the fair market value of our common stock on the date of grant.

The grant date fair value of the February 2019 Grants set forth below will be included in the “2019 Summary Compensation Table” to be included in our 2020 definitive proxy statement.

Named Executive Officer	RSUs Granted (#)	RSU Grant Date Fair Value(1) ($)	Stock Options Granted (#)	Stock Options Grant Date Fair Value(1) ($)
Matthew Maloney	44,422	3,468,470	110,924	3,468,483
Adam DeWitt	31,730	2,477,478	79,232	2,477,505
Maria Belousova	12,692	990,991	31,693	991,008
Margo Drucker	9,519	743,244	23,770	743,264
(1)

The amounts reported in these columns have been calculated in accordance with FASB ASC Topic 718, Compensation – Stock Based Compensation. Assumptions used in the calculation of the grant date fair value are set forth in Note 10, Stock-Based Compensation, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC. Regardless of such RSUs’ or stock option awards’ grant date fair value, the actual value that may be recognized by the NEO will depend on the market price of our common stock on the date when such RSUs vest and such stock options vest and are exercised.

Other Compensation

Executive Benefits

We provide benefits to our NEOs on the same basis as these benefits are provided to our other eligible employees, including health, dental, vision, life and disability insurance benefits. Our NEOs, like our other employees, may also participate in a defined contribution plan that is qualified under Section 401(a) of the Internal Revenue Code. In 2018, we matched 100% of the first 3% of employees’ contributions and 50% of the next 2% of employees’ contributions that were made, up to a maximum of $11,000 for “highly compensated employees” (as defined by the Internal Revenue Service).

Perquisites and Other Personal Benefits

We do not provide perquisites to our NEOs, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, for recruitment and retention purposes, or consistent with benefits provided to our other full-time employees. During 2018, none of the NEOs received perquisites or other personal benefits of $10,000 or more, in the aggregate. For additional information on perquisites and other benefits, see the “2018 Summary Compensation Table” below.

Compensation-Related Policies

Policy regarding Hedging and Pledging of Securities

Pursuant to our insider trading policies, our non-employee directors and our employees, including our executive officers, are prohibited from engaging in short sales of our securities. This prohibition also applies to buying or selling puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities. Pledging of our securities as collateral for a loan (or modifying an existing pledge) is not permitted without the prior approval of the Audit Committee.

Stock Ownership Guidelines

In June 2016, our Board adopted stock ownership guidelines, which require our Chief Executive Officer, our other executive officers and non-employee members of our Board (collectively, the “Covered Persons”) to own shares of our common stock to further align their interests with those of our stockholders. The guidelines require that Covered Persons achieve the following level of stock ownership:

Level	Minimum Required Level of Stock Ownership
CEO	The lesser of 5x annual base salary or 125,000 shares
Other Executive Officers	The lesser of 1x annual base salary or 20,000 shares
Non-Employee Director	The lesser of 5x annual cash retainer or 10,000 shares

For purposes of these calculations, the following shares of our common stock count toward satisfaction of the guidelines: (i) shares held outright by the Covered Person or his or her immediate family members, (ii) shares held indirectly by trusts, family partnerships and other types of entities formed for the benefit of the Covered Person or his or her immediate family members, (iii) the value of vested stock options (based on the Black-Scholes option pricing model) and (iv) shares held by investment funds, trusts, retirement funds, partnerships, corporations and other types of entities over which the Covered Person has the ability to influence or direct investment decisions.

Covered Persons are required to achieve the relevant ownership threshold on or before the later of June 30, 2021 or, if a Covered Person is elected, appointed or promoted after June 30, 2016, five years from his or her respective date of election, appointment or promotion.

The Company assesses compliance with these stock ownership guidelines on an annual basis. Our executive officers and non-employee directors are all in compliance with our stock ownership guidelines and have achieved or are progressing toward achieving their required stock ownership.

Compensation Recovery Policy

We do not presently have a compensation recovery policy for our NEOs, but we will comply with the requirements of the Dodd-Frank Act and adopt a compensation recovery policy to the extent required by law once the SEC adopts final regulations on the subject.

Tax and Accounting Treatment of Compensation

Deductibility of Executive Compensation

Generally, Section 162(m) of the Code disallows public corporations a federal income tax deduction for remuneration in excess of $1 million paid for any fiscal year to their chief executive officer and certain other executive officers whose compensation is required to be disclosed to stockholders under the Exchange Act. With respect to taxable years before January 1, 2018, remuneration in excess of $1 million was exempt from this deduction limit if it qualified as “performance-based compensation” within the meaning of Section 162(m) and was payable pursuant to a binding written agreement in effect on November 2, 2017.

The exemption from Section 162(m)’s deduction limit for “performance-based compensation” has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our NEOs in excess of $1 million will not be deductible, unless it qualifies for the transition relief applicable to certain arrangements in place as of November 2, 2017, as described above. In addition, for taxable years beginning after December 31, 2017, the group of executive officers subject to the deduction limit has been expanded, and the limit now applies to a public corporation’s chief executive officer, chief financial officer and up to three other executive officers whose compensation is required to be disclosed to stockholders under the Exchange Act because they are our most highly-compensated executive officers with respect to any taxable year beginning on or after January 1, 2017.

In approving the amount and form of compensation for our NEOs, the Compensation Committee will continue to consider all elements of our cost of providing such compensation, including the potential impact of Section 162(m). From time to time, the Compensation Committee may approve compensation for our named executive officers that is not fully deductible, if it believes that such compensation is in the best interests of the Company and our stockholders.

Taxation of “Parachute” Payments and Deferred Compensation

We did not provide any current executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during 2018, and we have not agreed and are not otherwise obligated to provide any NEO with such a “gross-up” or other reimbursement. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceed certain prescribed limits, and that the Company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A imposes additional significant taxes on the individual in the event that an executive officer, director or other service provider receives “deferred compensation” that does not meet the requirements of Section 409A of the Code.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) to account for the expense of our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that a NEO is required to render service in exchange for the option or other award.

EXECUTIVE COMPENSATION TABLES

2018 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid to our named executive officers for the fiscal years ended December 31, 2018, 2017 and 2016. Our Board appointed Ms. Belousova as an executive officer effective January 1, 2017.

Name and Principal Position	Year	Base Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Matthew Maloney	2018	685,000	—	4,170,617	4,173,946	347,980	11,000	9,388,543
Chief Executive Officer and Director	2017	651,000	—	2,999,999	2,999,997	325,500	10,800	6,987,296
	2016	620,000	—	—	—	312,480	10,600	943,080
Adam DeWitt	2018	450,000	—	2,383,210	2,385,103	228,600	11,000	5,457,913
President and Chief Financial	2017	416,000	—	1,750,018	1,749,993	208,000	10,800	4,134,811
Officer	2016	400,000	—	—	—	201,600	10,600	612,200
Stanley Chia(5)	2018	275,750	—	1,489,506	1,490,681	—	11,000	3,266,937
Chief Operating Officer	2017	314,000	—	1,000,000	999,994	157,000	10,800	2,481,794
	2016	285,000	50,000	—	—	93,640	10,600	439,240
Maria Belousova	2018	336,000	—	1,191,605	1,192,551	170,688	11,000	2,901,844
Chief Technology Officer	2017	289,000	—	849,988	849,997	144,500	10,800	2,144,285
Margo Drucker	2018	370,000	—	893,704	894,422	187,960	11,000	2,357,086
Senior Vice President, General	2017	359,000	—	600,007	600,002	179,500	10,800	503,825
Counsel and Secretary	2016	351,500	—	—	—	141,725	10,600	1,504,830

(1)	Pursuant to his Offer Letter, Mr. Chia was guaranteed a minimum bonus of $50,000 under our 2016 Management Incentive Bonus Program.
(2)

The amounts shown in these columns represent the aggregate grant date fair value of RSUs and stock option awards granted during the fiscal year. The amounts are valued in accordance with ASC Topic 718, Compensation – Stock Based Compensation. Assumptions used in the calculation of the grant date fair value are set forth in Note 10, Stock-Based Compensation, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC. Regardless of such RSUs’ or option awards’ fair value on the grant date, the actual value that may be recognized by the NEO will depend on the market value of our common stock on the date when such RSUs vest and such stock options vest and are exercised. See “Long-Term Incentive Compensation” above for a description of the equity awards, in the form of stock options and RSUs, granted to each of our NEOs on February 12, 2018. Due to a change in the timing of our annual equity awards, no RSUs or stock option awards were granted to our NEOs in 2016.

(3)

The amounts shown in this column represent payments made for 2018 under the 2018 MIB Program according to the 2018 performance criteria set by the Compensation Committee and used to determine whether and to what extent the NEOs would receive payments under the 2018 MIB Program. These amounts were paid in February 2019. See “Non-Equity Incentive Plan Compensation — 2018 Management Incentive Bonus Program” above for a description of our 2018 MIB Program.

(4)	The amounts reported in this column consist of the Company matching contributions made pursuant to our 401(k) plan for each NEO in 2018.
(5)	Mr. Chia resigned from the position of Chief Operating Officer effective November 16, 2018.

2018 Grants of Plan-Based Awards Table

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Long-Term Equity Incentive Compensation
Named Executive Officer	Threshold ($)	Target ($)	Maximum ($)	Grant Date	Restricted Stock Units (#)	Option Awards (#)	Exercise Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Matthew Maloney	—	342,500	411,000	2/12/2018		125,556	86.70	4,173,946
				2/12/2018	48,104			4,170,617
Adam DeWitt	—	225,000	270,000	2/12/2018		71,746	86.70	2,385,103
				2/12/2018	27,488			2,383,210
Stanley Chia	—	157,000	188,400	2/12/2018		44,841	86.70	1,490,681
				2/12/2018	17,180			1,489,506
Maria Belousova	—	168,000	201,600	2/12/2018		35,873	86.70	1,192,551
				2/12/2018	13,744			1,191,605
Margo Drucker	—	185,000	222,000	2/12/2018		26,905	86.70	894,422
				2/12/2018	10,308			893,704

(1)

These amounts, which were determined by the Compensation Committee in December 2017, represent the target and maximum for each NEO under our 2018 MIB Program. There was no threshold amount under this plan. The actual payments under our 2018 MIB Program are included in the “Non-Equity Incentive Plan Compensation” column of the 2018 Summary Compensation Table above. For more information, see “Compensation Discussion and Analysis – Compensation Components and 2018 Compensation Decisions – Non-Equity Incentive Plan Compensation – 2018 Management Incentive Bonus Program” above.

(2)

The amount shown in this column represents the aggregate grant date fair value of RSUs and stock option awards granted during the fiscal year. The amounts are valued in accordance with ASC Topic 718, Compensation – Stock Based Compensation. Assumptions used in the calculation of the grant date fair value are set forth in Note 10, Stock-Based Compensation, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

2018 Outstanding Equity Awards at Fiscal Year-End Table

The following table shows certain information regarding outstanding equity awards, including stock options and RSUs, as of December 31, 2018 for each of our NEOs:

	Option Awards						Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options that are Exercisable(1)		Number of Securities Underlying Unexercised Options that are not Exercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested		Market Value of Share or Units of Stock that have not Vested(2) ($)
Matthew Maloney	—		125,556	(a)	86.70	2/12/2028
Matthew Maloney							48,104	(a)	3,694,868
Matthew Maloney	91,081		107,643	(b)	38.20	2/9/2027
Matthew Maloney							42,540	(b)	3,267,497
Matthew Maloney	447,707		166,292	(c)	24.20	12/31/2025
Matthew Maloney	215,625		9,375	(d)	13.70	1/28/2024
Matthew Maloney	36,178	(3)	—		8.39	3/12/2023
Matthew Maloney	50,599	(4)	—		8.39	1/28/2023
Matthew Maloney	32,090	(5)	—		6.18	11/16/2022
Matthew Maloney	32,090	(6)	—		5.05	7/26/2022
Matthew Maloney	6,408	(7)	—		1.99	4/23/2022
Adam DeWitt	—		71,746	(a)	86.70	2/12/2028
Adam DeWitt							27,488	(a)	2,111,353
Adam DeWitt	53,130		62,792	(b)	38.20	2/9/2027
Adam DeWitt							24,815	(b)	1,906,040
Adam DeWitt							39,911	(c)	3,065,564
Adam DeWitt	19,787		613	(e)	37.21	1/7/2025
Adam DeWitt	9,834		4,166	(d)	13.70	1/28/2024
Stanley Chia	2,760		—	(b)	38.20	2/14/2019
Stanley Chia	2,336		—	(f)	39.70	2/14/2019
Maria Belousova	—		35,873	(a)	86.70	2/12/2028
Maria Belousova							13,744	(a)	1,055,677
Maria Belousova	—		30,499	(b)	38.20	2/9/2027
Maria Belousova							12,053	(b)	925,791
Maria Belousova							11,142	(c)	855,817
Maria Belousova	—		16,462	(c)	24.20	12/31/2025
Maria Belousova	—		626	(d)	34.43	1/30/2025
Margo Drucker	—		26,905	(a)	86.70	2/12/2028
Margo Drucker							10,308	(a)	791,757
Margo Drucker	2,404		21,529	(b)	38.20	2/9/2027
Margo Drucker							8,508	(b)	653,499
Margo Drucker							10,292	(c)	790,529
Margo Drucker	366		2,384	(c)	24.20	12/31/2025
Margo Drucker	2,108		2,108	(d)	13.70	1/28/2024
(1)

For awards granted prior to the Merger, the amounts shown above have been converted to reflect the post-Merger amounts and the post-Merger exercise prices of stock option awards that were assumed by the Company. In addition, the awards that were granted prior to the Company’s IPO reflect the impact of the Company’s 2:1 reverse stock split that occurred immediately prior to the Company’s IPO in April 2014.

(2)	Assumes a closing price per share of $76.81 on December 31, 2018, the last trading day of the fiscal year.
(3)

Represents options granted in replacement of stock options awards granted to Mr. Maloney in March 2013 (prior to the Merger) by Grubhub Holdings, pursuant to Grubhub Holdings’ quarterly grant program. The remaining stock option awards to Mr. Maloney that are listed above (other than those granted after the Merger Date and described in footnote (4) below) were granted in replacement for options granted in 2011 or 2012 (prior to the Merger) by Grubhub Holdings. Pursuant to the stock option award agreement, this option vested and became exercisable on January 1, 2017.

(4)

Represents stock options granted to Mr. Maloney in replacement of the IPO incentive award granted in January 2013 (prior to the Merger) by Grubhub Holdings. Mr. Maloney’s IPO incentive award was determined to be appropriate by Grubhub Holdings’ board of directors considering Mr. Maloney’s skills and the importance of a successful public offering of Grubhub Holdings, as well as the value a successful offering would bring to Grubhub Holdings. Pursuant to the stock option award agreement, this option vested and became exercisable upon the consummation of the IPO.

(5)	Pursuant to the stock option award agreement, this option vested and became exercisable on October 1, 2016.
(6)	Pursuant to the stock option award agreement, this option vested and became exercisable on July 1, 2016.
(7)	Pursuant to the stock option award agreement, this option vested and became exercisable on April 1, 2016.

Vesting Terms of Underlying Unexercised Stock options that were not Exercisable and Unvested RSUs as of December 31, 2018

(a)

1/4th of the shares underlying the option or RSU vested on February 1, 2019; 1/16 of the shares underlying the option or RSU will vest quarterly for the 12 quarters thereafter on May 1, August 1, November 1 and February 1 of each year.

(b)

1/4th of the shares underlying the option or RSU vested on February 1, 2018; thereafter 1/48 of the shares underlying the option or RSU vested or will vest on the 1st calendar day of each month for 36 consecutive months beginning on March 1, 2018.

(c)

1/4th of the shares underlying the option or RSU vested on January 1, 2017; thereafter 1/48 of the shares underlying the option or RSU vested or will vest on the 1st calendar day of each month for 36 consecutive months beginning on February 1, 2017.

(d)

1/4th of the shares underlying the option vested on February 1, 2016; thereafter 1/48 of the shares underlying the option vested or will vest on the 1st calendar day of each month for 36 consecutive months beginning on March 1, 2016.

(e)

1/4th of the shares underlying the option vested on January 1, 2016; thereafter 1/48 of the shares underlying the option vested or will vest on the 1st calendar day of each month for 36 consecutive months beginning on February 1, 2016.

(f)	1/24th of the shares underlying the option vested on the 1st calendar day of each month for 24 consecutive months beginning on May 1, 2017.

2018 Option Exercises and Stock Vested Table

The following table presents, for each of the NEOs, the number of shares of our common stock acquired upon the exercise of stock options and the vesting of stock awards during 2018, as well as the aggregate value realized upon the exercise of stock options and the vesting of stock awards.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Matthew Maloney	—	—	35,994	3,203,597
Adam DeWitt	57,081	4,598,995	57,837	5,640,035
Stanley Chia	41,401	2,157,656	24,820	2,422,811
Maria Belousova	57,459	3,623,857	20,483	1,960,493
Margo Drucker	31,255	2,387,851	16,699	1,613,236
(1)

The value realized on the exercise of stock options is the difference between the exercise price and the fair market value of our common shares on the date of exercise. Fair market value is determined by a real-time trading quote from the NYSE at the time of exercise.

(2)

The value realized on vesting of RSUs is the fair market value of our common stock on the date of vesting. Fair market value is determined by the closing price as reported by the NYSE on the date of vesting.

Employment Agreements

Each of our named executive officers is party to an employment agreement or offer letter, pursuant to which he or she is employed “at-will,” subject to the termination provisions of their respective agreements. Each employment agreement provides for the payment of an annual base salary (subject to annual review at our discretion), and participation in the cash incentive compensation plan and other customary benefit programs. For an estimate of the potential payments and benefits provided to our named executive officers upon termination of employment, see “Post-Employment Compensation Arrangements” and “Potential Payments upon Termination or Change of Control” below.

Matthew Maloney and Adam DeWitt

Mr. Maloney entered into an Employment Agreement with Grubhub Holdings in contemplation of the Merger, dated May 19, 2013 (the “Maloney Employment Agreement”), pursuant to which he serves as our Chief Executive Officer. The Maloney Employment Agreement provides for the payment of an annual base salary, which is subject to annual review by the Compensation Committee, and customary employee benefits. Further, the Maloney Employment Agreement provides that Mr. Maloney is eligible to participate in any cash incentive compensation plan to the same extent as our other senior executives and to receive equity awards as determined by the Compensation Committee in its sole discretion.

Mr. DeWitt entered into an employment agreement with Grubhub Holdings in contemplation of the Merger, dated May 19, 2013 (the “DeWitt Employment Agreement”), pursuant to which he serves as our Chief Financial Officer (and, effective January 1, 2018, our President). The DeWitt Employment Agreement provides for the payment of an annual base salary and customary employee benefits. Further, the DeWitt Employment Agreement provides that Mr. DeWitt is eligible to participate in any cash incentive compensation plan to the same extent as our other senior executives.

Mr. DeWitt was granted two stock options on December 7, 2011. One was subject to time-based vesting (the “Initial Option”) and the other was scheduled to vest upon the consummation of an initial public offering (the “IPO Option”). Both of these stock options were amended by the terms of the DeWitt Employment Agreement, which provided that in exchange for his waiver of the acceleration provisions of the Initial Option, which otherwise entitled him to acceleration upon the Merger, he would be entitled to vest in the IPO Option on the earlier of February 8, 2014 or the consummation of an initial public offering (which such IPO Option vested on February 8, 2014); and the Initial Option would continue to vest for 48 months, having begun vesting on December 7, 2011. In connection with the Merger, the Company assumed Mr. Maloney’s and Mr. DeWitt’s option awards that were outstanding prior to the Merger, including the Initial Option and the IPO Option, and replaced them with stock options under the 2013 Omnibus Incentive Plan.

Maria Belousova

Ms. Belousova joined us in February 2014. Prior to her appointment as our Chief Technology Officer in March 2016, Ms. Belousova served as our SVP of Technology from September 2015 to March 2016 and our VP of Engineering from February 2014 to September 2015. Ms. Belousova oversees our technology department and the design, development and maintenance of our online and mobile food-ordering platform. Ms. Belousova entered into an offer letter with us on January 30, 2014 (the “Belousova Offer Letter”), which provides for the payment of base salary and customary employee benefits. In addition, Ms. Belousova is eligible to participate in our MIB program, subject to the attainment of applicable performance goals. Pursuant to the Belousova Offer Letter, Ms. Belousova received a “new hire” equity grant under the 2013 Omnibus Incentive Plan.

Margo Drucker

On May 17, 2012, Ms. Drucker entered into an offer letter with Seamless and an Agreement Relating to Employment and Post-Employment Competition (collectively, the “Drucker Employment Agreement”), pursuant to which she served as Vice President and General Counsel of Seamless and serves as our Senior Vice President, General Counsel and Secretary.  The Drucker Employment Agreement provides for the payment of base salary and customary employee benefits. In addition, Ms. Drucker is eligible to participate in our MIB program, subject to the attainment of applicable performance goals.

Post-Employment Compensation Arrangements

Matthew Maloney and Adam DeWitt

Pursuant to the Maloney Employment Agreement and the DeWitt Employment Agreement, if Messrs. Maloney’s or DeWitt’s employment is terminated by us without “cause” or by him for “good reason” (as such terms are defined in the respective employment agreement), he will be entitled to receive:

•	12 months of his then-current base salary, payable in equal installments over 12 months;

•	reimbursement of the portion of “COBRA” that we would have paid for health insurance if he were still employed for up to 12 months for him and any of his eligible dependents; and
•

a period of three months to exercise outstanding and vested stock options held by him as of the date of termination; provided that, in no event will he be entitled to exercise such stock options following the expiration of the original term of the option.

If either Messrs. Maloney’s or DeWitt’s employment is terminated by us without “cause” or by him for “good reason” within the period beginning 45 days prior to and ending 12 months after the occurrence of a Change in Control (as defined in the applicable employment agreement), then such NEO will be entitled to receive the above-referenced severance payments and benefits. In addition, in such an event, all of their then-outstanding stock options and other stock-based awards (including any outstanding stock options granted in replacement of any stock options that were outstanding prior to the Merger) will immediately vest and become exercisable. Furthermore, Messrs. Maloney and DeWitt will be entitled to receive a pro rata target incentive compensation award, if applicable, for the year of termination.

Any severance payments are conditioned upon the NEO entering into a release of claims in favor of the Company as well as compliance with non-competition and non-solicitation restrictions. More specifically, Messrs. Maloney and DeWitt’s non-competition and non-solicitation obligations are binding both during their employment as well as for a period of one year thereafter for Mr. DeWitt and two years thereafter for Mr. Maloney, except that the post-termination period will be shortened to one year in respect of non-competition restrictions in the event of a termination of employment without “cause” or resignation for “good reason.” Further, Mr. Maloney’s and Mr. DeWitt’s employment agreements contain a modified Section 280G “cut-back” provision pursuant to which any payments constituting “parachute payments” under Section 280G of the Code will be reduced to the extent such reduction results in a greater payment to the respective NEO than if no such reduction had been made.

Margo Drucker

Pursuant to the Drucker Employment Agreement, if Ms. Drucker is terminated by the Company for any reason other than “cause” (as defined in the Drucker Employment Agreement), she is entitled to receive: (1) severance payments equal to her then-current weekly base salary for 26 weeks, and (2) continued coverage under the Company’s group health plan for 26 weeks at the same cost to Ms. Drucker as when she was actively employed; provided that if Ms. Drucker becomes employed by a new employer during such period, continued coverage will become secondary to any coverage afforded by the new employer.

Pursuant to the Stock Option Agreement covering the stock options granted to Ms. Drucker on January 28, 2014 (the “2014 Options”), if Ms. Drucker is terminated by the Company without “cause” or by her for “good reason” within the period beginning 45 days prior to and ending twelve months after the occurrence of a Change in Control (as defined in the 2013 Omnibus Incentive Plan), then any then-unvested 2014 options will immediately vest and become exercisable.

February 2019, February 2018 Grant, February 2017 Grant and December 2015 Grant Award Agreements

Each of the award agreements covering the February 2019 Grants and February 2018 Grants, as well as the grants made to our NEOs in February 2017 and December 2015, contains a “double trigger” change of control provision, pursuant to which, if an NEO’s employment is terminated by us without “cause” (as defined in the 2015 Long-Term Incentive Plan) or by the NEO for “good reason” (as defined in the 2015 Long-Term Incentive Plan) within the period beginning 45 days prior to and ending 12 months after the occurrence of a Change of Control (as defined in the 2015 Long-Term Incentive Plan), then:

•	any then-unvested RSUs granted under the February 2019 Grants, February 2018 Grants, February 2017 grants and the December 2015 grants will vest in full; and
•

any then-unvested stock options granted under February 2019 Grants, February 2018 Grants, February 2017 grants and the December 2015 grants will vest in full and remain exercisable for a period of at least three months.

Potential Payments Upon Termination or Change of Control

The following table sets forth the estimated potential payments and benefits that would be received by our named executive officers upon termination of their employment (i) by us without “cause” or due to their resignation for “good reason,” or (ii) by us without “cause” or due to their resignation for “good reason,” in each case, in connection with a Change of Control; the table below assumes that the relevant event occurred on December 31, 2018. There can be no assurance that a triggering event would produce the same or similar results as those estimated if such event were to occur on any other date, when the market price of our common stock price was different, or if any other assumption used to estimate the potential payments and benefits differed from those used herein. Due to the number of factors that affect the nature and amount of any potential payments or benefits, actual payments and benefits may differ from those presented in the table below. No payments would be made to our named executive officers upon termination of their employment for “cause” or due to their death or disability or in connection with a Change of Control in the absence of any other triggering events. See “Post-Employment Compensation Arrangements” above for a more detailed description of potential payments and benefits to our named executive officers upon a termination of employment and/or a Change of Control.

Named Executive Officer	Termination Scenario	Severance(1) ($)	Health & Welfare Benefits ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	Total ($)
Matthew Maloney	Without Cause/Resignation for Good Reason(4)	685,000	20,682	—	—	—	705,682
	Change of Control Followed by Termination Without Cause or Resignation for Good Reason(5)	685,000	20,682	6,962,365	13,496,374	342,500	21,506,921
Adam DeWitt	Without Cause/Resignation for Good Reason(4)	450,000	20,682	—	—	—	470,682
	Change of Control Followed by Termination Without Cause or Resignation for Good Reason(5)	450,000	20,682	7,082,957	2,711,590	225,000	10,490,229
Maria Belousova	Change of Control Followed by Termination Without Cause or Resignation for Good Reason(5)	—	—	1,981,468	1,177,566	—	3,159,034
Margo Drucker	Without Cause(4)	185,000	10,341	—	—	—	195,341
	Change of Control Followed by Termination Without Cause or Resignation for Good Reason/Material Diminution(4)	185,000	10,341	2,235,785	1,089,693	—	3,520,819

(1)	Each NEO’s base salary in effect on December 31, 2018 was used for purposes of calculating his or her severance payments.
(2)

The value of accelerated vesting of unvested RSUs is based upon the closing market price of our common stock on December 31, 2018 (the last trading day of the fiscal year), which was $76.81 per share, multiplied by the number of unvested RSUs.

(3)

The value of accelerated vesting of unvested stock options is based on the difference between the closing market price of our common stock on December 31, 2018, which was $76.81 per share, and the exercise price per option, multiplied by the number of unvested stock options.

(4)

Represents severance benefits payable to Messrs. Maloney and DeWitt and Ms. Drucker following a termination of employment by us without “cause” or by the NEO for “good reason,” as applicable and in accordance with his/her respective employment agreement. See “Post-Employment Compensation Arrangements” above for additional information.

(5)

Represents change in control severance benefits based on a double-trigger arrangement, which assumes a change in control of the Company followed by the termination of employment by us of an NEO without “cause” or by the NEO for “good reason” as of December 31, 2018. See “Post-Employment Compensation Arrangements” above for a description of (i) Messrs. Maloney’s and DeWitt’s and Ms. Drucker’s change of control severance benefits and (ii) the “double trigger” change of control provision set forth in each NEO’s equity award agreements for the February 2018, February 2017 and December 2015 Grants.

CEO Pay Ratio

Under SEC rules, we are required to disclose the median of the annual total compensation of all of our employees (except our CEO), the annual total compensation of our CEO and the ratio of these two amounts. Mr. Maloney had 2018 annual total compensation of $9,388,543, as reported in the 2018 Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for 2018 was $67,000. As a result, Mr. Maloney's 2018 annual total compensation was 140 times that of the median of the annual total compensation of all of our employees. We believe the pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We also estimate that Mr. Maloney’s 2018 annual total compensation was approximately 100 times that of the $93,500 median annual total compensation for 2018 for all of our full-time employees who worked, on average, 30 or more hours per week.

Due to a year-over-year increase in the Company’s number of employees, as well as a change in circumstances for the median employee identified as of December 31, 2017, the Company elected to re-identify a median employee as of December 31, 2018. In so doing, the Company used the same methodology it employed to identify the median employee as of December 31, 2017. Specifically, we identified the median employee’s annual total compensation of all part-time and full-time U.S. employees, subject to the exceptions discussed below, for the year ended December 31, 2018, based on payroll records in the same manner as the "Total Compensation" shown for our CEO in the 2018 Summary Compensation Table included in this Proxy Statement. Compensation for employees that were hired during the year ended December 31, 2018 was annualized for the purposes of determining the median employee compensation. Regardless of the employee’s role in our Company or his or her location, the process for determining salaries is the same: local market competitive data is reviewed to set the employee’s base pay rate, and the employee’s individual salary is then adjusted from the base pay rate to reflect the individual’s role and responsibilities, as well as his or her experience, education, specialized training and overall performance.

The Company does not have seasonal or temporary workers, and Israel and U.K. employees were excluded from the calculation pursuant to the de minimis exemption provided under SEC rules. The Company had approximately 2,698 employees as of December 31, 2018, less than 2% of whom were non-U.S. employees (located in Israel and the U.K.). Hourly employees who had worked less than 2 months and 200 hours as of December 31, 2018 also were excluded from the calculation because there was lack of sufficient compensation information available to determine their annualized compensation.

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for the Company, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

Equity Based Compensation Plan Information

Immediately prior to and in connection with the consummation of the Merger, the Board and our stockholders approved the 2013 Omnibus Incentive Plan. On May 20, 2015, our stockholders approved the 2015 Long-Term Incentive Plan. Following stockholder approval of the 2015 Long-Term Incentive Plan on May 20, 2015, no further awards have been or will be granted under the 2013 Omnibus Incentive Plan. On November 7, 2018 and September 13, 2018, the Company assumed the Tapingo Ltd. 2011 Option Plan and the SCVNGR, Inc. 2013 Stock Incentive Plan (the “Assumed Plans”) with the acquisitions of Tapingo and LevelUp, respectively. No further awards will be granted under the Assumed Plans. The following table sets forth information, as of December 31, 2018, concerning the 2013 Omnibus Incentive Plan, the 2015 Long-Term Incentive Plan and the Assumed Plans:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(4)
Equity compensation plans approved by security holders:
2015 Long-Term Incentive Plan	3,810,327	(1)	$41.80	3,729,176
2013 Omnibus Incentive Plan	844,495	(2)	$16.40	—
Equity compensation plans not approved by security holders:
Tapingo Ltd. 2011 Option Plan	90,576		$25.48	—
SCVNGR, Inc. 2013 Stock Incentive Plan	234,298		$41.48	—
Total	4,979,696		$33.13	3,729,176

(1)	Includes 2,328,437 shares issuable upon the vesting of RSUs.
(2)	Includes 420 shares issuable upon the vesting of RSUs.
(3)	The weighted-average exercise price excludes RSUs, which have no exercise price.
(4)

As of December 31, 2018 all of these shares were available for issuance under the 2015 Long-Term Incentive Plan, which allows grants in the form of cash awards, stock options, restricted stock awards, RSUs, performance awards, other stock-based awards or combinations thereof. The maximum number of shares that may be issued under the 2015 Long-Term Incentive Plan as of December 31, 2018 was 11,926,262 shares (including 1,526,262 shares issued under the 2013 Omnibus Incentive Plan that expired or were cancelled without having been exercised), of which 3,729,176 were remaining and available for issuance.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages resulting from any breach of their fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to the Company or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law (the “DGCL”); or
•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

Our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service and to advance all expenses incurred by them in investigating or defending any such action, suit, or proceeding.

We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as officers and members of the Board. We also maintain directors’ and officers’ liability insurance.

Policies and Procedures for Related Party Transactions

Related Party Transaction Policy

The Board has adopted a written Related Party Transaction Policy (the “Policy”) governing the review, approval and ratification of transactions that involve related persons and potential conflicts of interest. Related persons include the Company’s officers, directors and director nominees, holders of more than five percent (5%) of a class of the Company’s voting securities, and immediate family members of the foregoing persons. A “related party transaction” means a transaction or series of transactions in which the Company was, is or will be a participant and the amount involved will or may be expected to exceed $120,000, and in which a related party has a direct or indirect material interest. Examples include sales, purchases or other transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished, the borrowing and lending of funds, as well as guarantees of loans or other undertakings; and the employment by the Company of an immediate family member of a related party, or a material change in the terms or conditions of the employment of such an individual.

The Audit Committee has the authority to (i) determine categories of related party transactions that are immaterial and are not required to be individually reported to, reviewed by, and/or approved by the Audit Committee and (ii) approve in advance categories of related party transactions that need not be individually reported to, reviewed by, and/or approved by the Audit Committee, but instead may be reported to and reviewed by the Audit Committee collectively on a periodic basis.

According to the Policy, the following transactions do not constitute related party transactions due to their nature, size and/or degree of significance to the Company and therefore do not require approval:

•	reimbursement of business expenses incurred by directors or officers in the performance of their duties and approved for reimbursement by the Company;
•	compensation for non-employee directors approved by the Board;
•	compensation arrangements approved by the Compensation Committee, and employee benefits regularly provided under plans and programs general available to employees;
•

a transaction where the rates or charges involved are determined by competitive bids, or which involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or regulation or by governmental authority;

•	a transaction involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and
•

transactions entered into the ordinary course of business between the Company and a corporate client for Company corporate services that involve a related party either due to his or her (i) employment with the corporate client, (ii) control over such corporate client or (iii) material ownership or financial interest in such corporate client; provided that such transaction(s) are entered into at arms’ length.

Audit Committee Review and Approval

The Audit Committee has the primary responsibility for reviewing and approving “related party transactions.” The Audit Committee may delegate its authority to review and approve specified related party transactions or categories of related party transactions (other than a transaction involving a member of the Audit Committee) to one or more members of the Audit Committee where the Audit Committee determines that such action is warranted. The Audit Committee may also delegate its authority to review and approve specified related party transactions or categories of related party transactions to our CEO and CFO, acting collectively (other than transactions involving any such delegated officer or a director). Any determinations made by such Audit Committee member or members or by officers pursuant to such delegated authority shall be promptly reported to the full Audit Committee, which may ratify or reverse such determination, as it deems appropriate.

In connection with the approval or ratification of a related party transaction, the Audit Committee shall consider all relevant facts and circumstances relating to whether the transaction is in our best interests, including consideration of the following factors:

•	the position within or relationship of the related party to us;
•	the materiality of the transaction to the related party and to us, including the dollar value of the transaction, without regard to profit or loss;
•

the business purpose for and reasonableness of the transaction (including the anticipated profit or loss from the transaction), taken in the context of the alternatives available to us for attaining the purposes of the transaction;

•	whether the transaction is comparable to a transaction that could be available with an unrelated party, or is on terms that we offer generally to persons who are not related parties;
•	whether the transaction is in the ordinary course of our business and was proposed and considered in the ordinary course of business;
•	the effect of the transaction on our business and operations, including on our internal control over financial reporting and system of disclosure controls or procedures; and
•	any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

The Audit Committee has the obligation to notify our Board in writing on a quarterly basis of any and all related party transactions approved by the Audit Committee.

Other Transactions

Other than as described above under this section entitled “Certain Relationships and Related Person Transactions,” since January 1, 2018, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of the Record Date, March 29, 2019, for: (i) each person who is known by us to beneficially own more than 5% of our outstanding common stock; (ii) each of the executive officers named in our Summary Compensation Table; (iii) each of our current directors and director nominees; and (iv) all current executive officers, directors and director nominees, as a group. Unless otherwise indicated below, the address of each of the individuals and entities listed below is c/o Grubhub Inc., 111 W. Washington Street, Suite 2100, Chicago, Illinois 60602.

Percentage ownership of our common stock is based on 91,074,285 shares of our common stock issued and outstanding as of March 29, 2019. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to stock options and RSUs held by that person that are currently exercisable or will be exercisable/vested within 60 days of March 29, 2019 (May 28, 2019). However, we did not deem these shares to be outstanding for the purposes of computing the percentage ownership of any other person.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned (%)

5% Stockholders:
Caledonia (Private) Investments Pty Limited(1)	11,696,385	12.84%
Baillie Gifford & Co(2)	9,352,030	10.27%
The Vanguard Group, Inc.(3)	8,753,342	9.61%
Morgan Stanley Investment Management Inc.(4)	4,816,408	5.29%

Named Executive Officers and Directors:
Matthew Maloney(5)	1,124,117	1.22%
Adam DeWitt(6)	164,921	*
Brian McAndrews(7)	139,583	*
Lloyd Frink(8)	126,936	*
David Fisher(9)	40,435	*
Girish Lakshman(10)	30,947	*
Margo Drucker(11)	28,367	*
Maria Belousova(12)	24,965	*
Katrina Lake(13)	21,893	*
Keith Richman(14)	15,564	*
David Habiger(15)	13,408	*
Linda Johnson Rice(16)	3,767	*
Arthur Starrs(17)	—	*
All current executive officers, directors and director nominees, as a group (14 persons)(18)	1,738,661	1.88%
__________
*Represents less than 1% of the outstanding common stock

(1)

The information is based solely on the Schedule 13G/A filed by Caledonia (Private) Investments Pty Limited (“Caledonia”) with the SEC on February 14, 2019. The amount beneficially owned, as of December 31, 2018, includes 11,696,385 shares over which there is sole voting power and sole dispositive power. The principal business address of Caledonia is Level 10, 131 Macquarie Street, Sydney NSW 2000, Australia.

(2)

The information is based solely on a Schedule 13G/A filed by Baillie Gifford & Co. (“Baillie Gifford”) with the SEC on January 11, 2019. The amount beneficially owned, as of December 31, 2018, includes 7,506,004 shares and 9,352,030 shares over which Baillie Gifford has sole voting power and sole dispositive power, respectively. The principal business address of Baillie Gifford is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, United Kingdom.

(3)

The information is based solely on the Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 11, 2019. The amount beneficially owned, as of December 31, 2018, includes 70,180 shares, 20,600 shares, 8,667,193 shares and 86,149 shares over which Vanguard has sole voting power, shared voting power, sole dispositive power and shared dispositive power, respectively. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 40,845 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 74,639 shares as a result of its serving as investment manager of Australian investment offerings. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

The information is based solely on a Schedule 13G filed by Morgan Stanley Investment Management Inc. (“Morgan Stanley”) with the SEC on February 12, 2019. The amount beneficially owned, as of December 31, 2018, includes 4,395,934 shares and 4,816,408 shares over which Morgan Stanley has shared voting power and shared dispositive power, respectively. The principal business address of Morgan Stanley is 1585 Broadway New York, NY 10036.

(5)

Consists of (i) 12,710 shares of common stock, (ii) 31,272 shares held by the Holly R. Maloney Revocable Trust, (iii) 28,809 shares held by the Matthew M. Maloney Revocable Trust, (iv) 1,045,048 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 29, 2019, and (v) 6,278 shares issuable upon the vesting of RSUs within 60 days of March 29, 2019. Holly R. Maloney, as trustee of the Holly R. Maloney Revocable Trust, has sole voting and dispositive power over the shares held by the Holly R. Maloney Revocable Trust. Matthew M. Maloney, as trustee of the Matthew M. Maloney Revocable Trust, has sole voting and dispositive power over the shares held by the Matthew M. Maloney Revocable Trust.

(6)

Consists of (i) 33,128 shares of common stock, (ii) 122,026 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 29, 2019, and (iii) 9,767 shares issuable upon the vesting of RSUs within 60 days of March 29, 2019.

(7)

Consists of (i) 22,225 shares of common stock, (ii) 16,290 shares held by the Spiral I Irrevocable Trust, (iii) 16,291 shares held by the Spiral V Irrevocable Trust, (iv) 84,590 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 29, 2019, and (v) 187 shares issuable upon the vesting of RSUs within 60 days of March 29, 2019. Christopher McAndrews, as trustee of the Spiral I Irrevocable Trust and the Spiral V Irrevocable Trust (the “Spiral Trusts”), has sole voting and dispositive power over the shares held by the Spiral Trusts. The mailing address of the Spiral Trusts is c/o McCutchen Group LLC, 925 Fourth Avenue, Suite 2288, Seattle, WA 98104.

(8)

Consists of (i) 79,225 shares of common stock, (ii) 300 shares held by the Maren Margaret Angell Frink Trust, (iii) 300 shares held by the Miles David Angell Frink Trust, (iv) 250 shares held by the Elliott Lloyd Angell Frink Trust, (v) 250 shares held by the Ethan James Angell Frink Trust, (vi) 46,424 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 29, 2019, and (vii) 187 shares issuable upon the vesting of RSUs within 60 days of March 29, 2019. Lloyd D. Frink and Janet Elizabeth Angell Frink, as trustees of the Maren Margaret Angell Frink Trust, Miles David Angell Frink Trust, Elliott Lloyd Angell Frink Trust and Ethan James Angell Frink Trust (the “Frink Children Trusts”), share voting and dispositive power over the shares held by the Frink Children Trusts. The mailing address of the Frink Children Trusts is Wedbush c/o Fritz Frink, Two Union Square, Suite 5050, 601 Union Street, Seattle, WA 98101.

(9)

Consists of (i) 2,225 shares of common stock, (ii) 38,023 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 29, 2019, and (iii) 187 shares issuable upon the vesting of RSUs within 60 days of March 29, 2019.

(10)

Consists of (i) 2,225 shares of common stock, (ii) 28,535 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 29, 2019, and (iii) 187 shares issuable upon the vesting of RSUs within 60 days of March 29, 2019.

(11)

Consists of (i) 5,035 shares of common stock, (ii) 20,450 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 29, 2019, and (iii) 2,882 shares issuable upon the vesting of RSUs within 60 days of March 29, 2019.

(12)

Consists of (i) 2,937 shares of common stock, (ii) 18,528 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 29, 2019, and (iii) 3,500 shares issuable upon the vesting of RSUs within 60 days of March 29, 2019.

(13)

Consists of (i) 2,225 shares of common stock, (ii) 19,481 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 29, 2019, and (iii) 187 shares issuable upon the vesting of RSUs within 60 days of March 29, 2019.

(14)

Consists of (i) 2,225 shares of common stock, (ii) 13,152 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 29, 2019, and (iii) 187 shares issuable upon the vesting of RSUs within 60 days of March 29, 2019.

(15)

Consists of (i) 558 shares of common stock, (ii) 12,663 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 29, 2019, and (iii) 187 shares issuable upon the vesting of RSUs within 60 days of March 29, 2019.

(16)

Consists of (i) 186 shares of common stock, (ii) 3,394 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 29, 2019, and (iii) 187 shares issuable upon the vesting of RSUs within 60 days of March 29, 2019.

(17)	Pursuant to the terms of the Investment Agreement, Arthur Starrs does not participate in the Company’s compensation and benefit programs in which the Company’s other independent directors participate
(18)

Includes (i) 262,424 shares of common stock, (ii) 1,452,314 shares of common stock that are issuable upon exercise of stock options, which are currently exercisable or exercisable within 60 days of March 29, 2019, and (iii) 23,923 shares issuable upon the vesting of RSUs within 60 days of March 29, 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and 10% stockholders to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and 10% stockholders are also required by the SEC to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely upon a review of copies of such reports received and written representations from our executive officers, directors and 10% stockholders, our executive officers, directors and 10% stockholders filed the required reports in a timely manner under Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2018, except that for each of Matthew Maloney, Adam DeWitt, Stanley Chia, Margo Drucker and Maria Belousova, one report was filed late with respect to two transactions; and for Lloyd Frink, one report was filed late with respect to one transaction.

ADDITIONAL INFORMATION

Stockholder Proposals

Stockholders who intend to have a proposal, including nominations for election to the Board, considered for inclusion in our proxy materials for our 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to our Secretary at Grubhub Inc., 111 W. Washington Street, Suite 2100, Chicago, Illinois 60602, by no later than December 13, 2019 and otherwise comply with the requirements of the SEC for stockholder proposals.

Stockholders who intend to bring a proposal before the 2020 Annual Meeting, or to nominate persons for election as directors, in accordance with the advance notice provisions of our amended and restated bylaws, must give timely written notice to the Company’s Secretary of such proposal or nomination. To be timely, the notice must be delivered to the above address not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. Accordingly, to be timely, a notice must be received not later than February 21, 2020 nor earlier than January 22, 2020 (assuming the meeting is held not more than 30 days before or more than 60 days after May 21, 2020). If the 2020 Annual Meeting is held more than 30 days before or more than 60 days after May 21, 2020, then, for notice to be timely, it must be delivered to the address above not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made. Each notice must describe the stockholder proposal in reasonable detail and otherwise comply with the requirements set forth in our amended and restated bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to such stockholders. This delivery method is referred to as “householding” and can result in extra convenience for stockholders and cost savings for companies. This year, we will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from affected stockholders prior to the mailing date. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies and would like to request “householding” of your communications, please contact Broadridge by phone at (800) 542-1061 or by mail to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Upon written or oral request, we will promptly deliver separate proxy materials to any stockholders who receive one paper copy at a shared address.

Communications with the Board of Directors

All interested parties, including our stockholders, may contact one or more of our directors in his or her capacity as a member of the Board, or the Board as a whole, about bona fide issues or questions about Grubhub, in writing via U.S. Mail or Expedited Delivery Service to the address below:

Grubhub Inc.

111 W. Washington Street, Suite 2100

Chicago, Illinois 60602

Attn: Secretary

Our General Counsel or Legal Department will review all incoming stockholder communications and, if appropriate, will forward such communications to the appropriate member(s) of the Board or, if none is specified, to the Chair of the Board. Our General Counsel or Legal Department may decide in the exercise of its judgment whether a response to any stockholder communication is necessary.

Other Business

The Board knows of no other business that may come before the Annual Meeting. However, if any other matters are properly presented at the meeting, the proxy holders will vote upon them in accordance with their best judgment.

Incorporation by Reference

The information contained above under the captions “Audit Committee Report” and “Compensation Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing except to the extent that Grubhub incorporates it by reference into such filing.

Annual Report on Form 10-K

A stockholder may obtain a copy of our 2018 Annual Report on Form 10-K, free of charge, by visiting our website at http://investors.grubhub.com. Any stockholder who would like a copy of our 2018 Annual Report on Form 10-K, including the related financial statements and the financial statement schedules, may obtain one, without charge, by submitting a written request to the attention of our Secretary, Grubhub Inc., 111 W. Washington Street, Suite 2100, Chicago, Illinois 60602. Additionally, we will provide copies of the exhibits to the Annual Report on Form 10-K upon payment of a reasonable fee (which will be limited to our reasonable expenses in furnishing such exhibits).

APPENDIX A

GRUBHUB INC.

FIRST AMENDMENT TO

2015 LONG-TERM INCENTIVE PLAN

THIS AMENDMENT (this “Amendment”) to the Grubhub Inc. 2015 Long-Term Incentive Plan, is made and adopted by the Board of Directors (the “Board”) of Grubhub Inc., a Delaware corporation (the “Company”), effective as of the Effective Date (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, the Company has previously adopted, and the Company’s stockholders have previously approved, the Grubhub Inc. 2015 Long-Term Incentive Plan (as amended from time to time, the “Plan”);

WHEREAS, pursuant to Section 13.1 of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, with any amendment to the Share Reserve subject to the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law;

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan to increase the Share Reserve under the Plan and make such other changes as set forth herein; and

WHEREAS, this Amendment shall become effective upon the approval of this Amendment by the Company’s stockholders (the date of such approval, the “Effective Date”).

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

AMENDMENT

1.	The first sentence of Section 4.1(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Subject to any increase or decrease pursuant to Section 4.2, the aggregate number of shares of Common Stock that may be issued or used for reference purposes, or with respect to which Awards may be granted, will not exceed the sum of (i) 15.4 million shares and (ii) any shares currently outstanding under the 2013 Omnibus Incentive Plan (the “Prior Plan”) which, following the Effective Date, expire, are terminated or are cash-settled or canceled for any reason without having been exercised in full (subject to the limitations set forth in Section 4.1(c)) (such aggregate number, the “Share Reserve”).”

2.	Section 6.3(g) of the Plan is hereby amended by adding the following sentence to the end of such provision:

“In no event shall dividends or dividend equivalents be paid with respect to Options.”

3.	This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

4.	Except as expressly provided herein, all terms and conditions of the Plan shall continue in full force and effect.

APPENDIX B

Use of Non-GAAP Financial Measures

Non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

Non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders exclude acquisition, restructuring and certain legal costs, amortization of acquired intangible assets, stock-based compensation expense, the impact of the U.S. Tax Cuts and Jobs Act (“U.S. Tax Act”) and other nonrecurring items as well as the income tax effects of these non-GAAP adjustments. We use these non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions, restructuring and certain legal costs, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are not measurements of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Schedule of Non-GAAP Financial Measures Reconciliation” below for a reconciliation of net income to non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders.

	Year Ended December 31,
	2018	2017
Net income	$78,481	$98,983
Stock-based compensation	55,261 (1)	32,748
Amortization of acquired intangible assets	42,484	28,066
Acquisition, restructuring and legal costs	7,578	9,642
Income tax benefit of the U.S. Tax Act	—	(34,054)
Income tax adjustments	(30,544)	(29,239)
Non-GAAP net income	$153,260	$106,146
Weighted-average diluted shares used to compute net income per share attributable to common stockholders	92,354	88,182
Non-GAAP net income per diluted share attributable to common stockholders	$1.66	$1.20
(1)	Stock-based compensation for the twelve months ended December 31, 2018 included $4.8 million of expense related to the accelerated vesting of equity awards to certain terminated acquired employees.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/20/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/20/2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. GRUBHUB INC. 111 W. Washington Street, Suite 2100 Chicago, IL 60602 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY For Withhold For All All All Except The Board of Directors recommends you vote FOR the following proposals: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 01 David Fisher 02 David Habiger 03 Linda Johnson Rice The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 Ratification of the appointment of Crowe LLP as Grubhub Inc.'s independent registered accounting firm for the fiscal year ending December 31, 2019. 3 Advisory vote to approve named executive officer compensation. 4 Approval of an Amendment to the Grubhub Inc. 2015 Long-Term Incentive Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please indicate if you plan to attend this meeting Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 0000410794_1 R1.0.1.18 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com GRUBHUB INC. Annual Meeting of Stockholders May 21, 2019 8:00 AM This proxy is solicited by the Board of Directors The stockholders hereby appoint(s) Adam Dewitt, Margo Drucker and Matthew Maloney, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GRUBHUB INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 08:00 AM, local time, on May 21, 2019, at the offices of Kirkland & Ellis LLP, located at 300 North LaSalle Street, Chicago, Illinois 60654, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000410794_2 R1.0.1.18